Schedule 1.1(b)

Mortgaged Properties

1.

100 Mission Ridge, Goodlettsville, TN - Dollar General Corporation’s corporate headquarters, subject to a lease agreement by and between Industrial Development Board of the Metropolitan Government of Nashville and Davidson County, as Landlord and Dollar General Corporation, assignee of Atlantic Financial Group, as Tenant.

2.

427 Beech Street, Scottsville, KY- distribution center, owned by Dolgencorp, Inc.

3.

3207 Philpott Rd, South Boston, VA- distribution center, owned by Sun Dollar, L.P.

4.

2505 East Pointe Drive, Zanesville, OH- distribution center, owned by DGC Properties LLC

5.

1451 Spartanburg Highway, Jonesville, SC- distribution center, owned by Dolgencorp, Inc.

6.

5575 E. Dollar General Way, Marion, IN- distribution center, owned by Dolgencorp, Inc.

7.

17815 Peggy Road, Alachua, FL- distribution center, owned by Dolgencorp, Inc.

Schedule 1.1(c)

Commitments and Addresses of Lenders

Goldman Sachs Credit Partners L.P.

c/o Goldman, Sachs & Co.

30 Hudson Street, 17th Floor

Jersey City, NJ 07302

Attention: SBD Operations

Attention: Pedro Ramirez

Telecopier; (212) 357-4597

Email: gsd.link@gs.com

Tranche B-1 Term Loan Commitment – $1,700,000,000 Tranche B-2 Term Loan Commitment – $600,000,000

Schedule 1.1(d)(i)

Excluded Subsidiaries

DGC Holdings, LLC

Ashley River Insurance Company, Inc.

Dollar General Literacy Foundation

Schedule 6.3

Local Counsels

Kentucky

Tennessee

Schedule 8.3

No Violation

1

A possibility exists that the consummation of the Merger may be interpreted as giving rise to certain trigger events (which may include events of default) under the leases listed as Items (a), (b) and (c) below.

(a)

401 General Drive, Ardmore, OK- distribution center subject to a sale-leaseback between DG Ardmore, L.L.C., as Landlord and Dolgencorp, Inc., assignee of Dollar General Corporation, as Tenant

(b)

1900 U.S. Highway 54 N., Fulton, MO- distribution center subject to a sale-leaseback between Townsend Fulton, LLC f/k/a FU/DG Fulton, LLC, as Lessor and Dolgencorp, Inc., assignee of Dollar General Corporation, as Lessee.

(c)

914 Highway 82 W., Indianola, MS- distribution center subject to a sale-leaseback between FU/DG Indianola, LLC, as Lessor and Dolgencorp, Inc., assignee of Dollar General Corporation, as Lessee.

2

The indemnity agreements listed below as Items (a) and (b) contain certain provisions that will likely require additional collateral or security upon the consummation of the merger.

(a)

General Agreement of Indemnity by Dollar General Corporation in favor of Liberty Mutual Insurance Company, Liberty Mutual Fire Insurance Company, LM Insurance Corporation, The First Liberty Insurance Corporation, Liberty Insurance Corporation, and any other company that is part of or added to the Liberty Mutual Group for which surety business is underwritten by Liberty Bond Services or Liberty Mutual Surety.

(b)

General Agreement of Indemnity by Dollar General Corporation, Dolgencorp, Inc., and Dolgencorp of New York, Inc., in favor of the Zurich American Insurance Company, and its Subsidiaries and Affiliates including, but not limited to, the Fidelity and Deposit Company of Maryland, Colonial American Casualty and Surety Company, and American Guarantee and Liability Insurance Company.

Schedule 8.4

Litigation

1

On October 10, 2005, Dollar General Corporation was served with a lawsuit entitled Moldoon, et al. v. Dolgencorp, Inc., et al. (Western District of Louisiana, Lake Charles Division, CV05-0852, filed May 19, 2005) filed as a putative collective action in which five current or former store managers claim to have been improperly classified as exempt executive employees under the Fair Labor Standards Act (“FLSA”).  Plaintiffs seek injunctive relief, back wages, liquidated damages and attorneys’ fees. To date, Plaintiffs have not asked the Court to certify any class.

2

On August 7, 2006, a lawsuit entitled Cynthia Richter, et al. v. Dolgencorp, Inc., et al. was filed in the United States District Court for the Northern District of Alabama (Case No. 7:06-cv-01537-LSC) in which the plaintiff alleges that she and other current and former Dollar General store managers were improperly classified as exempt executive employees under the FLSA and seeks to recover overtime pay, liquidated damages, and attorneys’ fees and costs. On August 15, 2006, the Richter plaintiff filed a motion in which she asked the court to certify a nationwide class of current and former store managers. The Company opposed the plaintiff’s motion. On March 23, 2007, the Court conditionally certified a nationwide class of individuals who worked for Dollar General as Store Managers since August 7, 2003. Although the number of persons who will be included in the class has not been determined, the parties have agreed to, and the Court is expected to approve, the Notice that will be sent to the class.

On May 30, 2007, the Court stayed all proceedings in the case, including the sending of the Notice, for an initial period of 60 days, during which time the Court will evaluate, among other things, a recently filed appeal in the Eleventh Circuit involving claims similar to those raised in this action. During the 60-day stay, the statute of limitations will be tolled for potential class members. At its conclusion, the Court will determine whether to extend the stay or to permit this action to proceed. Following the close of the discovery period the Company will have an opportunity to seek decertification of the class, and the Company expects to file such a motion.

The Company believes that its store managers are and have been properly classified as exempt employees under the FLSA and that the actions described above are not appropriate for collective action treatment. The Company intends to vigorously defend these actions. However, at this time, it is not possible to predict whether the courts will permit these actions to proceed collectively, and no assurances can be given that the Company will be successful in its defense on the merits or otherwise. If the Company is not successful in its efforts to defend these actions, the resolution or resolutions could have a material adverse effect on the Company’s financial statements as a whole.

3

On May 18, 2006, the Company was served with a lawsuit entitled Tammy Brickey, Becky Norman, Rose Rochow, Sandra Cogswell and Melinda Sappington v. Dolgencorp, Inc. and Dollar General Corporation (Western District of New York, Case 6:06-cv-06084-DGL,

originally filed on February 9, 2006 and amended on May 12, 2006 (“Brickey”)). The Brickey plaintiffs seek to proceed collectively under the FLSA and as a class under New York, Ohio, Maryland and North Carolina wage and hour statutes on behalf of, among others, individuals employed by the Company as assistant store managers who claim to be owed wages (including overtime wages) under those statutes. At this time, it is not possible to predict whether the court will permit this action to proceed collectively or as a class. However, the Company believes that this action is not appropriate for either collective or class treatment, and believes that its wage and hour policies and practices comply with both federal and state law. The Company plans to vigorously defend this action; however, no assurances can be given that the Company will be successful in its defense on the merits or otherwise, and, if it is not, the resolution of this action could have a material adverse effect on the Company’s financial statements as a whole.

4

On March 7, 2006, a complaint was filed in the United States District Court for the Northern District of Alabama (Janet Calvert v. Dolgencorp, Inc., Case No. 2:06-cv-00465-VEH (“Calvert”)), in which the plaintiff, a former store manager, alleged that she was paid less than male store managers because of her sex, in violation of the Equal Pay Act and Title VII of the Civil Rights Act of 1964, as amended (“Title VII”). On March 9, 2006, the Calvert complaint was amended to include seven additional plaintiffs, who also allege to have been paid less than males because of their sex, and to add allegations of sex discrimination in promotional opportunities and undefined terms and conditions of employment. In addition to allegations of intentional sex discrimination, the amended Calvert complaint also alleges that the Company’s employment policies and practices have a disparate impact on females. The amended Calvert complaint seeks to proceed collectively under the Equal Pay Act and as a class under Title VII, and requests back wages, injunctive and declaratory relief, liquidated damages and attorney’s fees and costs.

At this time, it is not possible to predict whether the court will permit Calvert to proceed collectively or as a class. However, the Company believes that the case is not appropriate for class or collective treatment and believes that its policies and practices comply with the Equal Pay Act and Title VII. The Company intends to vigorously defend the action; however, no assurances can be given that the Company will be successful in its defense on the merits or otherwise. If the Company is not successful in defending the Calvert action, its resolution could have a material adverse effect on the Company’s financial statements as a whole.

5

Subsequent to the announcement of the Agreement and Plan of Merger among the Company, Buck Holdings L.P. and Buck Acquisition Corp (each of Buck Holdings L.P. and Buck Acquisition Corp is an affiliate of KKR, as more fully described in Note 2), the Company and its directors were named in seven putative class actions alleging claims for breach of fiduciary duty arising out of the proposed sale of the Company to KKR.  Each of the complaints alleged, among other things, that Dollar General’s directors engaged in “self-dealing” by agreeing to recommend the transaction to the shareholders of Dollar General and that the consideration available to Dollar General shareholders in the proposed transaction is unfairly low. On motion of the plaintiffs, each of these cases was transferred to the Sixth Circuit Court for Davidson County, Twentieth Judicial District, at Nashville (the “Court”). By order April 26, 2007, the seven lawsuits were consolidated in the Court under the caption,

“In re: Dollar General,” Case No. 07MD-1. On May 23, 2007, the Court entered an order requiring the plaintiffs in the consolidated actions to file a consolidated complaint within 30 days. On June 13, 2007, the Court denied the Plaintiffs’ motion for a temporary injunction to block the shareholder vote that was then held on June 21, 2007.  On June 22, 2007, the Plaintiffs filed their amended complaint making claims substantially similar to those outlined above.  The Company believes that the foregoing lawsuit is without merit and intends to defend the action vigorously.

Schedule 8.12

Subsidiaries

	Entity	Jurisdiction	Ownership of Capital Stock/Partners/Members	Type	Material?
1	Dolgencorp, Inc.	Kentucky	Dollar General Corporation	Corporation	Yes
2	Dolgencorp of Texas, Inc.	Kentucky	Dolgencorp, Inc.	Corporation	Yes
3	Dollar General Partners	Kentucky	Dollar General Corporation and Dollar General Merchandising, Inc.- General Partners	General partnership	Yes
4	Dolgencorp of New York, Inc.	Kentucky	Dolgencorp, Inc.	Corporation	Yes
5	DG Logistics, LLC	Tennessee	DG Transportation, Inc.	Limited liability company	Yes
6	DG Promotions, Inc.	Tennessee	Dollar General Corporation	Corporation	No
7	DGC Properties LLC	Delaware	Dolgencorp, Inc.	Limited liability company	Yes
8	DGC Properties of Kentucky LLC	Delaware	Dollar General Partners	Limited liability company	No
9	Dollar General Investment, Inc.	Delaware	Dollar General Corporation	Corporation	Yes
10	Dollar General Merchandising, Inc.	Tennessee	Dollar General Corporation	Corporation	Yes
11	Dollar General Global Sourcing Limited	Hong Kong	Dollar General Corporation & DGC Holdings, LLC	Corporation	No
12	DGC Holdings, LLC	Delaware	Dollar General Corporation	Limited liability company	No
13	Ashley River Insurance Company, Inc.	South Carolina	Dollar General Corporation	Corporation	Yes
14	DG Transportation, Inc.	Tennessee	Dolgencorp, Inc.	Corporation	Yes
15	DG Retail, LLC	Tennessee	Dollar General Corporation	Limited liability company	Yes
16	South Boston Holdings, Inc.	Delaware	Dolgencorp, Inc.	Corporation	Yes
17	Sun-Dollar, L.P.	California	South Boston Holdings, Inc. – General Partner Dolgencorp, Inc.- Limited Partner	Limited partnership	Yes
18	South Boston FF&E, LLC	Delaware	Sun-Dollar, L.P.	Limited liability company	No
19	Dollar General Literacy Foundation	Tennessee	Dollar General Corporation	Non profit corporation	No

Schedule 8.15(a)

Properties

None

Schedule 9.9

Closing Date Affiliate Transactions

None

Schedule 9.14(d)

Post-Closing Actions

1.

Within 15 Business Days following the Closing Date (or such later date as reasonably acceptable to the Administrative Agent), the Borrower will furnish to the Collateral Agent originals of the following promissory notes accompanied by undated note powers with respect thereto duly indorsed in blank by an effective indorsement:

a.

Promissory Note issued by Dolgencorp of Texas, Inc. to Dollar General Corporation in the amount of $95,072,548.

b.

Promissory Note issued by Dolgencorp, Inc. to Dollar General Corporation in the amount of $1,262,617,104.

c.

Promissory Note issued by Dolgencorp of New York, Inc. to Dollar General Corporation in the amount of $15,753,905.

d.

Promissory Note issued by Dollar General Partners to Dollar General Corporation in the amount of $66,890,092.

2.

[Surveys and Title Endorsements]

Schedule 10.1

Closing Date Indebtedness

1	Lease dated as of January 19, 1999 between DG Ardmore, LLC as Landlord and Dollar General Corporation as Tenant (Ardmore, OK distribution center)

2	Lease Agreement dated as of June 1, 2000 between FU/DG Fulton, LLC as Lessor and Dollar General Corporation as Lessee (Fulton, MO distribution center)

3	Lease Agreement dated as of June 1, 2000 between FU/DG Indianola, LLC as Lessor and Dollar General Corporation as Lessee (Indianola, MS distribution center)

4	Motor Vehicle Fleet Open-End Finance Lease Agreement dated as of April 3, 2002 between D.L. Peterson Trust as Lessor and Dolgencorp, Inc. as Lessee

5

Loan Agreement, dated as of July 1, 2005 between City of Marion, IN and Dolgencorp, Inc. (currently secured by Letter of Credit Reimbursement Agreement dated July 1, 2005 between Dolgencorp, Inc. and Keybank National Association)

6	Dollar General Market store lease, Scottsville, KY, store 9806 (Capital Lease) between Jones & Sons Properties LLC, as lessor and Dollar General Partners, as lessee

7	Dollar General Market store lease, Bowling Green, KY, store 9811 (Capital Lease) between Jones & Sons Properties LLC, as lessor and Dollar General Partners, as lessee

8	Dollar General Market store lease, Lewisburg, TN, store 9824 (Capital Lease) between DGM Lewisburg, LLC, as lessor and Dolgencorp, Inc, as lessee

9	Installment Payment Agreement dated April 21, 2006 between the Company and Solarcom, LLC

10	$20,168,000 demand note owed by Dollar General Investment, Inc. to Ashley River Insurance Company, Inc. The funds were utilized by Dollar General Investment, Inc. to finance other intercompany loans.

11	$20,900,000 demand note owed by Dollar General Investment, Inc. to Ashley River Insurance Company, Inc. The funds were utilized by Dollar General Investment, Inc. to finance other intercompany loans.

12

$25,000,000 of intercompany debt owed by Dollar General Investment, Inc. to Ashley River Insurance Company, Inc.  The funds were utilized by Dollar General Investment, Inc. to finance other intercompany loans.

13

$25,000,000 of intercompany debt owed by Dollar General Investment, Inc. to Ashley River Insurance Company, Inc.  The funds were utilized by Dollar General Investment, Inc. to finance other intercompany loans.

14

$25,000,000 of intercompany debt owed by Dollar General Investment, Inc. to Ashley River Insurance Company, Inc.  The funds were utilized by Dollar General Investment, Inc. to finance other intercompany loans.

15

$25,000,000 of intercompany debt owed by Dollar General Investment, Inc. to Ashley River Insurance Company, Inc.  The funds were utilized by Dollar General Investment, Inc. to finance other intercompany loans.

16	$15,607,765[1] of intercompany debt owed by Dollar General Corporation to Dollar General Global Sourcing Limited for buying agent commissions, net of expenses.

1As of February 2, 2007.

Schedule 10.2

Closing Date Liens

Existing Liens
1.

UCC Lien against Dolgencorp, Inc. in favor of Tennant Financial Services in the State of Kentucky on 6/12/2002, file number 2002-1845247-45, for 1 Tennant Model 7400 LP Scrubber (A/S 4070078-003 dws 39H7)

2.	UCC Lien against Dolgencorp, Inc. in favor of Tennant Financial Services in the State of Kentucky on 5/29/2007, file number 2007-2247502-71.1, for 1 Tennant Model M20 Scrubber/Sweeper
3.

UCC Lien against Dollar General Corporation in favor of Indianola DG Property, LLC c/o Castle Cooke Properties, Inc. in the State of Tennessee on 06/07/2000, file number 300-034269, for Computers to run warehouse management systems, wireless display and keypad/scanner interface devices, printers and print services used for corporate computer systems, 1000 printers used for shipping and receiving, and network equipment

4.

UCC Lien against Dollar General Corporation in favor of Towsend Fulton, LLC in the State of Tennessee on 06/07/2000, file number 300-034270, for 1 Rapistan Model 2420-RS200 Plus Positive Sorter Equipped Sort View and Rapid View Control Systems, 32 Model 3020 Powered Extendable Trailer Loads, 4 Stuart Glapak Powered Extended Receiving Conveyors, 21,750 model 1,276 feet of Transportation Seven Sorter Conveyors

5.

UCC Lien against Dollar General Corporation in favor of Oce Printing Systems USA, Inc. in the State of Tennessee on 01/23/2003, file number 203-004816, for 1 refurbished Pagestream 154 plus printing system

6.

UCC Lien against Dollar General Corporation in favor of Citicorp Del Lease, Inc. in the State of Tennessee on 07/01/2003, file number 203-031107, for 1 new Genie Model # G83268 (serial # 42201) – Scissor Lift

7.

UCC Lien against Dollar General Corporation in favor of Oce North America, Inc. in the State of Tennessee on 05/21/2004, file number 104-025532, for 1 VarioStream S100, 1 Mode, 1 PCL Mode, 1 Operator Attention Light, and 1 Ethernet Equipment - the equipment covered under equipment schedule #336969-6684 to trial agreement #T336969

8.

UCC Lien against Dollar General Corporation in favor of Garrison Service Company in the State of Tennessee on 06/09/2004, file number 104-0320914, for 2 Toyota forklift trucks, 1 model # 6BWS102F04, serial # 40027, 2 Model # 6HBW20, serial # 20076

9.

UCC Lien against Dollar General Corporation in favor of Marlin Leasing Corp. in the State of Tennessee on 06/10/2004, file number 304-038582, for 2 Toshiba E-Studio 4511 Digital Copiers, S/N SCMC412388, SCM412371, each with finisher-multi position, large capacity feeder, RADF, Bridge Kit, Work Tray, Expansion Memory 128MB, Fax Board.E3511/E4511

10.

UCC Lien against Dollar General Corporation in favor of Oce Financial Services, Inc. in the State of Tennessee on 06/16/2004, file number 304-039534, for 1 model VS6100 serial # 0000036078 with all peripherals

11.

UCC Lien against Dollar General Corporation in favor of Garrison Service Company in the State of Tennessee on 06/23/2004, file number 304-040750, for 1 new Toyota forklift model # 6HBW20 serial # 20073

12.

UCC Lien against Dollar General Corporation in favor of Garrison Service Company in the State of Tennessee on 08/12/2004, file number 204-037891, for 2 new Toyota Forklift Trucks, 1 model # 6BWS102L04, serial # 40048, 1 model # 6HBW20, serial # 20114

13.

UCC Lien against Dollar General Corporation in favor of Garrison Service Company in the State of Tennessee on 08/25/2004, file number 304-050611, for 2 new Toyota Forklift Trucks, 1 model # 6BWS102L04, serial # 40042, 1 model # 6HBW20, serial # 20118

14.

UCC Lien against Dollar General Corporation in favor of Garrison Service Company in the State of Tennessee on 09/29/2004, file number 104-054180, for 2 new Toyota Forklift Trucks, 1 model # 6HBW20, serial # 20117, 1 model # 6HBW10, serial # 40043

15.

UCC Lien against Dollar General Corporation in favor of Garrison Service Company in the State of Tennessee on 09/29/2004, file number 104-054185, for 1 new Toyota Forklift Truck, 1 model # 6HBW20, serial # 2011g

16.	UCC Lien against Dollar General Corporation in favor of Oce Financial Services, Inc. in the State of Tennessee on 10/07/2004, file number 204-042361, for 1 On Site OCé VarioStream 6100 (VS6100)
17.

UCC Lien against Dollar General Corporation in favor of Garrison Service Company in the State of Tennessee on 10/27/2004, file number 304-061007, for 2 new Toyota Forklift Trucks, 1 model # 6HBW20, serial # 20123, 1 model # 6HBW10, serial # 40046

18.

UCC Lien against Dollar General Corporation in favor of Garrison Service Company in the State of Tennessee on 11/03/2004, file number 104-059987, for 2 new Toyota Forklift Trucks, 1 model # 6HBW20, serial # 20071, 1 model # 6HBW10, serial # 40047

19.

UCC Lien against Dollar General Corporation in favor of Wachovia Bank, National Association, as Master Servicer of behalf of, Wilmington, DE Trust Pay Agent, as Trustee for the benefit of the Certificate Holders of, Commercial Mortgage Pass-Though Certificates Dollar General, in the State of Tennessee on 12/08/2004, file number 204-049006, in lieu of a Continuation Statement for the following previously filed financing statement with file number 4054945 dated 06/07/2000 in Missouri,, each of which remains effective

20.	UCC Lien against Dollar General Corporation in favor of Fulton, LLC c/o First Union Securities in the State of Missouri on 06/07/2000, file number 4054945
21.

UCC Lien against Dollar General Corporation in favor of Wachovia Bank, National Association, as Master Servicer of behalf of, Wilmington, DE Trust Pay Agent, as Trustee for the benefit of the Certificate Holders of, Commercial Mortgage Pass-Though Certificates Dollar Genera in the State of Tennessee on 01/07/2005, file number 105-001480, in lieu of a Continuation Statement for the previously filed financing statement with file number 000801 dated 06/08/2000 in Callaway county Missouri, each of which remains effective

22.

UCC Lien against Dollar General Corporation in favor of First Union Commercial Corporation in the State of Tennessee on 03/21/2005, file number 305-015895, in lieu of a Continuation Statement for the previously filed financing statement with file number 4054945 06/07/2000 in Missouri, each of which remains effective

23.

UCC Lien against Dollar General Corporation in favor of First Union Commercial Corporation in the State of Tennessee on 03/22/2005, file number 105-017669, in lieu of a Continuation Statement for the previously filed financing statement with file number 01440532 dated 06/09/2000 in Mississippi, each of which remains effective

24.

UCC Lien against Dollar General Corporation in favor of First Union Commercial Corporation in the State of Tennessee on 03/23/2005, file number 105-018028, in lieu of a Continuation Statement for the previously filed financing statement with file number 01440523 dated 06/09/2000 in Mississippi, each of which remains effective

25.

UCC Lien against Dollar General Corporation in favor of US Bancorp in the State of Tennessee on 04/22/2005, file number 105-025358, for Lease # 493353 Cannon 3100 DADF, Canon 3100 DADF, Canon 2050, Canon 2050, Canon 3570 DADF, Canon 8500 FIN K1N, Canon 8500 FIN K1N, Canon 1670F

26.	UCC Lien against Dollar General Corporation in favor of US Bancorp in the State of Tennessee on 06/01/2005, file number 205-012400, for Lease # 512867 Cannon IR 5800
27.

UCC Lien against Dollar General Corporation in favor of Toshiba America Information Systems, Inc. in the State of Tennessee on 11/23/2005, file number 205-056476, for all equipment leased or financed for the Debtor by the Secured Party under that certain Total Image Management Agreement No. 3234858-073 dated 11/04/2005

28.	UCC Lien against Dollar General Corporation in favor of US Bancorp in the State of Tennessee on 12/28/2005, file number 205-063732, for Lease # 568290 Universal Send Kit
29.

UCC Lien against Dollar General Corporation in favor of Varilease Technology Finance Group, Inc. in the State of Tennessee on 01/10/2006,

file number 206-001596, for Opex Omation model 2100 leased by lessor under Schedule No. 001 dated 11/30/2005, which equipment is more fully described Opex Invoice No. 184723

30.	UCC Lien against Dollar General Corporation in favor of US Bancorp in the State of Tennessee on 03/31/2006, file number 306-118069, for Lease # 605927 Konica Minolta C450
31.

UCC Lien against Dollar General Corporation in favor of US Bancorp in the State of Tennessee on 04/17/2006, file number 306-121316, for Lease # 614933 1067419, Copiers 311702509C MC450 1067420, Copiers

311702509 MC450

32.	UCC Lien against Dollar General Corporation in favor of US Bancorp in the State of Tennessee on 10/25/2006, file number 206-067073, for 1160211 Copiers
33.

UCC Lien against Dollar General Corporation in favor of Marlin Leasing Corp. in the State of Tennessee on 12/20/2006, file number 106-215884, for 1 KM4035 Kyocera Digital Copier S/N: L3056692, 1 KM4035 Kyocera Digital Copier S/N: L3056695

34.

UCC Lien against Dollar General Corporation in favor of CIT Technology Financing Services, Inc. in the State of Tennessee on 01/02/2007, file number 3107-000174, for 1 Konica Minolta Bizhub 420 S/N # 42GE06517, 2 Konica Minolta Bizhub 350 S/N #s 31117688, 31117663

35.	UCC Lien against Dollar General Corporation in favor of Crown Credit Company in the State of Tennessee on 04/25/2007, file number 307-126909, for 1 Factory Cat Sweeper, 34, S/N: 46553
36.

UCC Lien against Dolgen Remainder LLC in favor of Dollar General Corporation in the State of Delaware on 06/04/2003, file number 3141669, for all items of personal property, equipment, fixtures and interest of whatever kind of character used in connection with the operation of the real property situated in the city of South Boston and County of Halifax, Virginia

37.	Cash collateral held by Texas Workers' Compensation Commission in the amount of $12 million.
38.	The Ashley River Insurance Company, Inc. minimum capital requirement for state regulators in the amount of $250,000, required to be maintained in a depository account.
39.	Leases described in Items 1-4 and 6-8 on Schedule 10.1.

Schedule 10.4

Scheduled Dispositions

1. Disposition of inventory in connection with the elimination of the historical packaway strategy and closure of certain stores under project Alpha.

Schedule 10.5

Closing Date Investments

Intercompany loans listed as item 10 through 16 of Schedule 10.1.

Schedule 13.2

Notice Addresses

Wade Smith, Treasurer

Dollar General Corporation

100 Mission Ridge

Goodlettsville, TN 37072

615.855.5180 facsimile

Citicorp North America, Inc.

Valerie Burrows

2 Penns Way

Suite 100

New Castle, DE 19720

Tel.: 302-894-6065

Fax: 302-994-0961

Email: Valerie.r.burrows@citi.com

EXHIBIT A

RESERVED

A-1

EXHIBIT B

FORM OF GUARANTEE

See Execution Version filed as Exhibit 4.3 to the Company’s Form 8-K dated July 6, 2007 filed with the SEC on July 12, 2007

B-1

EXHIBIT C

FORM OF MORTGAGE (REAL PROPERTY)

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT
OF RENTS AND LEASES AND FIXTURE FILING

by and from

[_______________________]
“Mortgagor”

to

[_______________________]
as Administrative Agent,
“Mortgagee”

Dated as of [__________], 2007

Location:
Municipality:
State:

PREPARED BY, RECORDING REQUESTED BY,
AND WHEN RECORDED MAIL TO:

Latham & Watkins LLP

885 Third Avenue
New York, New York  10022
Attention:  Tamara Katz, Esq.

MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT
OF RENTS AND LEASES AND FIXTURE FILING

This MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING, dated as of [_____________], 2007 (this “Mortgage”), by and from, a [_____________] corporation, with an address at [_______________________] (“Mortgagor”), to [_______________________], with an address at [_______________________], as agent for the Lenders, and for itself as Administrative Agent and Collateral Agent (in such capacity as agent, “Mortgagee”).

RECITALS:

WHEREAS, reference is made to that certain CREDIT AGREEMENT dated as of the date hereof (the “Credit Agreement”), among DOLLAR GENERAL CORPORATION, a Tennessee corporation (the “Borrower”), the lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), MORTGAGEE, as Administrative Agent, [________________], as Syndication Agent, GOLDMAN SACHS CREDIT PARTNERS L.P., [CITIGROUP NORTH AMERICA, INC.], LEHMAN BROTHERS INC. and WACHOVIA CAPITAL MARKETS, LLC, as Joint Lead Arrangers and Bookrunners, and [__________________], as Documentation Agent.

WHEREAS, in consideration of the extensions of credit and other accommodations of Lenders as set forth in the Credit Agreement, respectively, Mortgagor has agreed, subject to the terms and conditions hereof and of each other Credit Document, to secure Mortgagor’s obligations under the Credit Documents as set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Mortgagee and Mortgagor agree as follows:

SECTION 1.

DEFINITIONS

1.1

Definitions.  Capitalized terms used herein (including the recitals hereto) not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.  In addition, as used herein, the following terms shall have the following meanings:

“Indebtedness” means all obligations and liabilities of every nature of Borrower (including incremental facilities, if any, that may be advanced on the date hereof or on a later date) now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Credit Documents, any Hedge Agreement and any Letter of Credit, in each case together with all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to Borrower, would accrue on such obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy proceeding), payments for early termination of Hedge Agreements, fees, reasonable expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Borrower, any Lender as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Borrower now or hereafter existing under this Mortgage.

“Mortgaged Property” means all of Mortgagor’s interest in  the real property described in Exhibit A, together with any greater estate therein as hereafter may be acquired by Mortgagor (the “Land”);  all improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”); all right, title and interest of Mortgagor in and to all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”); all right, title and interest of Mortgagor in and to all goods, accounts, general intangibles, instruments, documents, chattel paper and all other personal property of any kind or character, including such items of personal property as defined in the UCC (defined below), now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”); all reserves, escrows or impounds required under the Credit Agreement and all deposit accounts maintained by Mortgagor with respect to the Mortgaged Property (the “Deposit Accounts”); all right, title and interest of Mortgagor in and to, as landlord or licensor, all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any Person (other than Mortgagor) a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits to the extent transferable without consent and without violating the terms thereof (the “Leases”); all right, title and interest of Mortgagor in and to all of the rents, revenues, royalties, income, proceeds, profits, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”); all right, title and interest in Mortgagor in and to all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, warranties, permits, licenses, certificates and entitlements in any way relating to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the “Property Agreements”);  all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing;  all property tax refunds (the “Tax Refunds”) except as herein and in the Credit Agreement provided to the contrary; all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”);  all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the “Insurance”); and  all of Mortgagor’s right, title and interest in and to any awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”) except as herein and in the Credit Agreement provided to the contrary.  As used in this Mortgage, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.

“Obligations” means all of the agreements, covenants, conditions, warranties, representations and other obligations of Borrower (including, without limitation, the obligation to repay the Indebtedness) under the Credit Agreement, any other Credit Documents or any Hedge Agreements.

“UCC” means the Uniform Commercial Code of New York or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than New York, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

1.2

Interpretation.  References to “Sections” shall be to Sections of this Mortgage unless otherwise specifically provided.  Section headings in this Mortgage are included herein for convenience of reference only and shall not constitute a part of this Mortgage for any other purpose or be given any substantive effect.  The rules of construction set forth in Section 1.2 of the Credit Agreement shall be applicable to this Mortgage mutatis mutandis.  If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

SECTION 2.

GRANT

To secure the full and timely payment of the Indebtedness and the full and timely performance of the Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS and CONVEYS, to Mortgagee the Mortgaged Property with mortgage covenants, subject, however, to the Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.

SECTION 3.

WARRANTIES, REPRESENTATIONS AND COVENANTS

3.1

Title.  Mortgagor represents and warrants to Mortgagee that (i) Mortgagor owns the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Liens, and (ii) this Mortgage, upon appropriate recording thereof in the applicable jurisdiction, creates valid, enforceable first priority liens and security interests against the Mortgaged Property, subject to Permitted Liens.

3.2

First Lien Status.  Subject to Permitted Liens, Mortgagor shall preserve and protect the first lien and security interest status of this Mortgage and the other Credit Documents.  If any lien or security interest other than a Permitted Lien is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, (i) give Mortgagee a detailed written notice of such lien or security interest (including origin, amount and other terms), and (ii) pay the underlying claim in full or take such other action so as to cause it to be released.

3.3

Payment and Performance.  Mortgagor shall pay the Indebtedness when due under the Credit Documents and shall perform the Obligations in full when they are required to be performed as required under the Credit Documents.  Upon payment and discharge of all Indebtedness secured by this Mortgage, this Mortgage shall become null and void and Mortgagee shall release this Mortgage without charge to Mortgagor.  Mortgagor shall pay all costs of recordation, if any, and Mortgagee’s costs of preparing and/or reviewing any documentation required for the release of the Mortgage.

3.4

Replacement of Fixtures and Personalty.  Mortgagor shall not permit any of the Fixtures or Personalty to be removed at any time from the Land or Improvements other than in accordance with the Credit Agreement.

3.5

Covenants Running with the Land.  All Obligations contained in this Mortgage are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property.  As used herein, “Mortgagor” shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property.  All Persons who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Credit Agreement and the other Credit Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.  In addition, all of the covenants of Mortgagor in any Credit Document party thereto are incorporated herein by reference.

3.6

Condemnation Awards and Insurance Proceeds.  Except to the extent otherwise allowed or provided by the Credit Agreement, Mortgagor (i) assigns all awards and compensation to which it is entitled for any condemnation or other taking, or any purchase in lieu thereof, to Mortgagee and authorizes Mortgagee at any time after and during the continuance of an Event of Default to collect and receive such awards and compensation and to give proper receipts and acquittances therefor, (ii) assigns to Mortgagee all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property, (iii) authorizes Mortgagee at any time after and during the continuance of an Event of Default to collect and receive such proceeds and authorizes and directs the issuer of each of such insurance policies to make payment for all such losses directly to Mortgagee, instead of to Mortgagor and Mortgagee jointly.

3.7

Change in Tax Law.  Upon the enactment of or change in (including, without limitation, a change in interpretation of) any applicable law (i) deducting or allowing Mortgagor to deduct from the value of the Mortgaged Property for the purpose of taxation any lien or security interest thereon or (ii) subjecting Mortgagee or any of the Lenders to any tax or changing the basis of taxation of mortgages, deeds of trust, or other liens or debts secured thereby, or the manner of collection of such taxes, in each such case, so as to affect this Mortgage, the Indebtedness or Mortgagee, and the result is to increase the taxes imposed upon or the cost to Mortgagee of maintaining the Indebtedness, or to reduce the amount of any payments receivable hereunder, then, and in any such event, Mortgagor shall, on demand, pay to Mortgagee and the Lenders additional amounts to compensate for such increased costs or reduced amounts, provided that if any such payment or reimbursement shall be unlawful, or taxable to Mortgagee, or would constitute usury or render the Indebtedness wholly or partially usurious under applicable law, then Mortgagor shall pay or reimburse Mortgagee or the Lenders for payment of the lawful and non-usurious portion thereof.

3.8

Mortgage Tax.  Mortgagor shall (i) pay when due any documentary, revenue and other stamp, recording and mortgage recording tax imposed upon it or upon Mortgagee or any Lender pursuant to the tax law of the state in which the Mortgaged Property is located in connection with the execution, delivery and recordation of this Mortgage, and (ii) execute and cause to be filed any form required to be executed and filed in connection therewith.

3.9

Reduction Of Secured Amount.  In the event that the amount secured by this Mortgage is less than the Indebtedness, then the amount secured shall be reduced only by the last and final sums that Mortgagor repays with respect to the Indebtedness and shall not be reduced by any intervening repayments of the Indebtedness unless arising from the Mortgaged Property.  So long as the balance of the Indebtedness exceeds the amount secured, any payments of the Indebtedness shall not be deemed to be applied against, or to reduce, the portion of the Indebtedness secured by this Mortgage.  Such payments shall instead be deemed to reduce only such portions of the Indebtedness as are secured by other collateral located outside of the state in which the Mortgaged Property is located or as are unsecured.

SECTION 4.

DEFAULT AND FORECLOSURE

4.1

Remedies.  Upon and during the continuance of an Event of Default, Mortgagee may at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses (which are in addition to all rights and remedies available under the Credit Agreement and the Pledge Agreement and subject to any rights of Mortgagor thereunder):  (i) declare the Indebtedness to be immediately due and payable, pursuant to, subject to the terms of, and in accordance with the Credit Agreement without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable; (ii) with notice to Mortgagor, enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon (iii); if Mortgagor remains in possession of the Mortgaged Property after an Event of Default occurs and is continuing and without Mortgagee’s prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor; (iv) hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions hereof; and (v) institute proceedings for the complete foreclosure of this Mortgage, either by judicial action or by power of sale, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels.  With respect to any notices required or permitted under the UCC, Mortgagor and Mortgagee agree that ten (10) days’ prior written notice shall be deemed commercially reasonable.  At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other Persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor.  Mortgagee may be a purchaser at such sale and if Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to Mortgagee against the Indebtedness in lieu of paying cash.  In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived and Mortgagee may make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Indebtedness, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment.  Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions hereof; and/or exercise all other rights, remedies and recourses granted under the Credit Documents or otherwise available at law or in equity.

4.2

Separate Sales.  The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

4.3

Remedies Cumulative, Concurrent and Nonexclusive.  Mortgagee shall have all rights, remedies and recourses granted in the Credit Documents and available at law or equity (including the UCC), which rights (i) shall be cumulated and concurrent, (ii) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Credit Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee, (iii) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (iv) are intended to be, and shall be, nonexclusive.  No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Credit Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

4.4

Release of and Resort to Collateral.  Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Credit Documents or their status as a first priority lien and security interest in and to the Mortgaged Property.  For payment of the Indebtedness, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

4.5

Waiver of Redemption, Notice and Marshalling of Assets.  To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases  all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, except as may be expressly required hereunder or in the other Credit Documents, all notices of any Event of Default or of Mortgagee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Credit Documents, and any right to a marshalling of assets or a sale in inverse order of alienation.

4.6

Discontinuance of Proceedings.  If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Credit Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Indebtedness, the Obligations, the Credit Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee thereafter to exercise any right, remedy or recourse under the Credit Documents for such Event of Default.

4.7

Application of Proceeds.  After and during the continuance of an Event of Default, the proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:  first, to the payment of the reasonable costs and expenses of taking possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same, including, without limitation receiver’s fees and expenses, including the repayment of the amounts evidenced by any receiver’s certificates, court costs, attorneys’ and accountants’ fees and expenses, costs of advertisement; and second, as provided in Section 11.13 of the Credit Agreement.

4.8

Occupancy After Foreclosure.  Any sale of the Mortgaged Property or any part thereof will divest all right, title and interest of Mortgagor in and to the property sold.  Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased.  If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.

4.9

Additional Advances and Disbursements; Costs of Enforcement.  Upon and during the continuance of any Event of Default, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor.  All sums advanced and reasonable expenses incurred at any time by Mortgagee under this Section, or otherwise under this Mortgage or any of the other Credit Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the rate or rates at which interest is then computed on the Indebtedness, and all such sums, together with interest thereon, shall be secured by this Mortgage.  Mortgagor shall pay all reasonable out of pocket expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage and the other Credit Documents, or the enforcement, compromise or settlement of the Indebtedness or any claim under this Mortgage and the other Credit Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise in accordance with Section 12.7 of the Credit Agreement.

4.10

No Mortgagee in Possession.  Neither the enforcement of any of the remedies under this Section, the assignment of the Rents and Leases under Section 5, the security interests under Section 6, nor any other remedies afforded to Mortgagee under the Credit Documents, at law or in equity shall cause Mortgagee to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any  obligation, duty or liability whatsoever under any of the Leases or otherwise.

4.11

Waiver of Stay, Moratorium and Similar Rights.  Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

SECTION 5.

ASSIGNMENT OF RENTS AND LEASES

5.1

Assignment.  In furtherance of and in addition to the assignment made by Mortgagor herein, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases, whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents.  This assignment is an absolute assignment and not an assignment for additional security only.  So long as no Event of Default shall have occurred and be continuing, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to hold the Rents in trust for use in the payment and performance of the Obligations and to otherwise use the same.  The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing.  Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Obligations or solvency of Mortgagor, the license herein granted shall automatically expire and terminate, without notice by Mortgagee (any such notice being hereby expressly waived by Mortgagor).

5.2

Perfection Upon Recordation.  Mortgagor acknowledges that Mortgagee has taken all actions necessary to obtain, and that upon recordation of this Mortgage in the applicable jurisdiction, Mortgagee shall have, to the extent permitted under applicable law and subject to Permitted Liens, a valid and fully perfected, first priority, present assignment of the Rents arising out of the Leases and all security for such Leases.  Mortgagor acknowledges and agrees that upon recordation of this Mortgage Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.

5.3

Bankruptcy Provisions.  Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (i) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (ii) the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents, and (iii) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.

5.4

No Merger of Estates.  So long as any part of the Indebtedness or the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged

Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any tenant or any third party by purchase or otherwise.

SECTION 6.

SECURITY AGREEMENT

6.1

Security Interest.  This Mortgage constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to all of Mortgagor’s right, title and interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards.  To this end, Mortgagor grants to Mortgagee a first and prior security interest, subject to Permitted Liens, in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and all other Mortgaged Property which is personal property to secure the payment of the Indebtedness and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property.  Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

6.2

Financing Statements.  Mortgagor hereby authorizes Mortgagee to file, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

6.3

Fixture Filing.  This Mortgage shall also constitute a “fixture filing” for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures.  Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.

SECTION 7.

ATTORNEY-IN-FACT

Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, effective upon and during the continuance of an Event of Default (i) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (ii) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Fixtures, Personalty, Property Agreements, Tax Refunds, Proceeds, Insurance and Condemnation Awards in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (iii) to prepare, execute and file or record applications for registration and like papers (other than UCC filings, which no longer require execution by the debtor) reasonably necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property and (iv) while any Event of Default exists and is continuing, to perform any obligation of Mortgagor hereunder; provided, (a) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (b) any sums advanced by Mortgagee in such performance shall be added to and included in the Indebtedness and shall bear interest at the rate or rates at which interest is then computed on the Indebtedness; (c) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (d) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

SECTION 8.

MORTGAGEE AS AGENT

Mortgagee has been appointed to act as Mortgagee hereunder by Lenders.  Mortgagee shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Mortgaged Property), solely in accordance with this Mortgage and the Credit Agreement; provided, Mortgagee shall exercise, or refrain from exercising, any remedies provided for herein in accordance with the instructions of (i) Required Lenders, or (ii) after payment in full of all Obligations under the Credit Agreement and the other Credit Documents, the holders of a majority of the aggregate notional amount (or, with respect to any Hedge Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Hedge Agreement) under all Hedge Agreements (Required Lenders or, if applicable, such holders being referred to herein as “Required Obligees”).  In furtherance of the foregoing provisions of this Section, each Lender, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Mortgaged Property, it being understood and agreed by such Lender that all rights and remedies hereunder may be exercised solely by Mortgagee for the benefit of Lenders in accordance with the terms of this Section.  Mortgagee shall at all times be the same Person that is Administrative Agent under the Credit Agreement.  Written notice of resignation by Administrative Agent pursuant to terms of the Credit Agreement shall also constitute notice of resignation as Mortgagee under this Mortgage; removal of Administrative Agent pursuant to the terms of the Credit Agreement shall also constitute removal as Mortgagee under this Mortgage; and appointment of a successor Administrative Agent pursuant to the terms of the Credit Agreement shall also constitute appointment of a successor Mortgagee under this Mortgage.  Upon the acceptance of any appointment as Administrative Agent under the terms of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Mortgagee under this Mortgage, and the retiring or removed Mortgagee under this Mortgage shall promptly (i) transfer to such successor Mortgagee all sums, securities and other items of Mortgaged Property held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Mortgagee under this Mortgage, and (ii) execute and deliver to such successor Mortgagee such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Mortgagee of the security interests created hereunder, whereupon such retiring or removed Mortgagee shall be discharged from its duties and obligations under this Mortgage.  After any retiring or removed Administrative Agent’s resignation or removal hereunder as Mortgagee, the provisions of this Mortgage shall inure to its benefit as to any actions taken or omitted to be taken by it under this Mortgage while it was Mortgagee hereunder.  Every deed, mortgage, discharge, release or satisfaction thereof or other instrument or document executed or action taken by any entity or representative thereof last appearing from the public records with which this Mortgage has been filed to be the Mortgagee hereunder shall be conclusive evidence in favor of every person or entity relying thereon or claiming thereunder that at the time of the delivery thereof or of the taking of such action, such instrument or document or other action taken was valid, binding, effective and legally enforceable.

SECTION 9.

MISCELLANEOUS

9.1

Notices, etc.  Any notice required or permitted to be given under this Mortgage shall be given in accordance with Section 13.2 of the Credit Agreement.  No failure or delay on the part of Mortgagee in the exercise of any power, right or privilege hereunder or under any other Credit Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege.  All rights and remedies existing under this Mortgage and the other Credit Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available.  In case any provision in or obligation under this Mortgage shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.  Subject to the provisions of the Credit Agreement, all covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.  This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns.  Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.  Upon payment in full of the Indebtedness and performance in full of the Obligations Mortgagee, at Mortgagor’s expense, shall release the liens and security interests created by this Mortgage and reconvey the Mortgaged Property to Mortgagor.  This Mortgage and the other Credit Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.

9.2

GOVERNING LAW.  THE PROVISIONS OF THIS MORTGAGE REGARDING THE CREATION, PERFECTION AND ENFORCEMENT OF THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED.  ALL OTHER PROVISIONS OF THIS MORTGAGE AND THE RIGHTS AND OBLIGATIONS OF MORTGAGOR AND MORTGAGEE SHALL BE GOVERNED BY, AND SHALL BE

CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

9.3

Subrogation.  To the extent proceeds of the Loan have been used to extinguish, extend or renew any indebtedness against the Mortgaged Property, then Mortgagee shall be subrogated to all of the rights, liens and interests existing against the Mortgaged Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Mortgagee.

9.4

Credit Agreement.  If any conflict or inconsistency exists between this Mortgage and the Credit Agreement, the Credit Agreement shall govern.

9.5

Waiver of Stay, Moratorium and Similar Rights.  Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

SECTION 10.

LOCAL LAW PROVISIONS

[TO BE INSERTED]

 [NO FURTHER TEXT ON THIS PAGE]

IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgment hereto, effective as of the date first above written, caused this instrument to be duly executed and delivered by authority duly given.

WITNESSES:	[ ], a corporation
By:
______________________		Name:
Print Name:		Title:

______________________
Print Name:

STATE OF NEW YORK

)

) ss.:

COUNTY OF NEW YORK

)

On this ___ day of ________, 2007, before me, the undersigned, a Notary Public in and for said state, personally appeared ________________, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the person, and the entity upon behalf of which the person acted, executed the instrument, and that the same was his/her free act and deed as such officer and the free act and deed of said corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

___________________________

Notary Public

NOTARIAL SEAL

My Commission Expires:

EXHIBIT A TO

MORTGAGE

Legal Description of Premises:

EXHIBIT D

FORM OF PERFECTION CERTIFICATE

In connection with (i) that certain Credit Agreement dated as of July 6, 2007 (the
“Credit Agreement”), by and among Dollar General Corporation (the “Borrower” or the “Debtor”), the lenders party thereto from time to time, Citicorp North America, Inc., as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent, Goldman Sachs Credit Partners L.P. (“GSCP”), as syndication agent, and Lehman Commercial Paper Inc. (“LCPI”) and Wachovia Bank, National Association (“Wachovia”), as documentation agents, and (ii) that certain ABL Credit Agreement dated as of July 6, 2007 (the “ABL Credit Agreement”), by and among the Borrower, the subsidiary borrowers party thereto (together with the Borrower, the “Grantors”), the lenders party thereto from time to time, The CIT Group/Business Credit, Inc., as administrative agent and as collateral agent, GSCP, as syndication agent, and LCPI and Wachovia, as documentation agents, each Grantor hereby certifies as follows:

I.

CURRENT INFORMATION

A.

Legal Names, Organizations, Jurisdictions of Organization and Organizational Identification Numbers.  The full and exact legal name (as it appears in each respective certificate or articles of incorporation, limited liability membership agreement or similar organizational documents, in each case as amended to date), the type of organization, the jurisdiction of organization (or formation, as applicable), the Federal Employer Identification Number/Taxpayer Identification Number, and the organizational identification number of the Debtor and each other Grantor are set forth on Schedule I.A.

B.

Chief Executive Offices and Mailing Addresses.  The chief executive office address of the Debtor and each other Grantor are set forth on Schedule I.B.

C.

Special Debtors.  None of the Grantors is: (i) a transmitting utility (as defined in UCC Section 9-102(a)(80)), (ii) primarily engaged in farming operations (as defined in UCC Section 9-102(a)(35)), (iii) a trust, (iv) a foreign air carrier within the meaning of the federal aviation act of 1958, as amended or (v) a branch or agency of a bank which bank is not organized under the law of the United States or any state thereof.

D.

Trade Names/Assumed Names.  Set forth on Schedule I.D. is each trade name or assumed name to the knowledge of each Grantor currently used by the Debtor or any other Grantor or by which the Debtor or any Grantor is known or is transacting any business.

E.

Changes in Names, Jurisdiction of Organization or Corporate Structure. Except as set forth on Schedule I.E., neither the Debtor nor any other Grantor has changed its name or jurisdiction of organization within the past five (5) years.  Schedule I.E. also sets forth the name of any business or organization to which the Debtor or any other Grantor became the successor by merger, consolidation, acquisition, change in form or otherwise within the past five (5) years, together with the date of the relevant change.

F.

Prior Addresses.

Except as set forth on Schedule I.F., neither the Debtor nor any other Grantor has changed its chief executive office within the past five (5) years.

G.

Acquisitions of Equity Interests or Assets.

Except as set forth on Schedule I.G., neither the Debtor nor any Grantor has acquired the equity interests of another entity or substantially all the assets of another entity within the past five (5) years.

II.

INFORMATION REGARDING CERTAIN COLLATERAL

A.

Investment Related Property

1.

Equity Interests.  Set forth on Schedule II.A.1 is a list of all equity interests owned by the Debtor and each Grantor together with the type of organization which issued such equity interests (e.g. corporation, limited liability company, partnership or trust).

2.

Debt Securities & Instruments.  Set forth on Schedule II.A.2 is a list of all debt securities and instruments evidencing Indebtedness (as defined in the Credit Agreement) (other than checks to be deposited in the ordinary course of business) owed to the Debtor or any other Grantor in the principal amount of greater than $5,000,000.

B.

Intellectual Property.  Set forth on Schedule II.B is a list of all federal registrations and applications to register copyrights, patents, and trademarks in the United States, as well as material unregistered trademarks, material foreign registrations and applications to register trademarks, and material exclusive intellectual property licenses, in each case owned by the Debtor and each other Grantor.

C.

.           Tangible Personal Property in Possession of Warehousemen and Bailees. Except as set forth on Schedule II.C, no persons (including warehousemen and bailees) other than the Debtor or any other Grantor have possession of any material amount (fair market value of $5,000,000 or more per location) of tangible personal property of the Debtor or any other Grantor.

D.

Tangible Personal Property in Extended Article 9 Transition States and Former Article 9 Jurisdictions.  Set forth on Schedule II.D are all the locations within the State of Arizona or the Commonwealth of Puerto Rico where the Debtor or any other Grantor currently maintains or has maintained any material amount (fair market value of $5,000,000 or more) of its tangible personal property (including goods, inventory and equipment) of such Debtor or any other Grantor (whether or not in the possession of such Debtor or any other Grantor) within the past five (5) years.

IN WITNESS WHEREOF, the undersigned hereto has caused this Perfection Certificate to be executed as of the date above first written by its officer thereunto authorized.

DOLLAR GENERAL CORPORATION

By:	/s/ Wade Smith
Name: Wade Smith
Title: Treasurer

DG RETAIL, LLC, as Grantor

By:	/s/ Wade Smith
Dollar General Corporation as sole member
Name: Wade Smith
Title: Treasurer

DOLGENCORP, INC., as Grantor

By:	/s/ Wade Smith
Name: Wade Smith
Title: Treasurer

DOLGENCORP OF NEW YORK, INC., as Grantor

By:	/s/ Wade Smith
Name: Wade Smith
Title: Treasurer

DOLGENCORP OF TEXAS, INC., as Grantor

By:	/s/ Wade Smith
Name: Wade Smith
Title: Treasurer

[PERFECTION CERTIFICATE SIGNATURE PAGES]

DG TRANSPORTATION, INC., as Grantor

By:	/s/ Wade Smith
Name: Wade Smith
Title: Treasurer

DG LOGISTICS, LLC, as Grantor

By:	/s/ Wade Smith
DG Transportation, Inc. as Manager
Wade Smith
Treasurer

DGC PROPERTIES LLC, as Grantor

By:	/s/ Wade Smith
Dolgencorp, Inc. as sole member
Wade Smith
Treasurer

SOUTH BOSTON HOLDINGS, INC., as Grantor

By:	/s/ Wade Smith
Name: Wade Smith
Title: Treasurer

SUN-DOLLAR, L.P., as Grantor

By:	/s/ Wade Smith
South Boston Holdings, Inc. general partner
Wade Smith
Treasurer

By:	/s/ Wade Smith
Dolgencorp, Inc. limited partner
Wade Smith
Treasurer

[PERFECTION CERTIFICATE SIGNATURE PAGES]

SOUTH BOSTON FF&E, LLC, as Grantor

By: Sun-Dollar, L.P. (sole member)

By:	/s/ Wade Smith
South Boston Holdings, Inc. – its general partner
Wade Smith
Treasurer

DG PROMOTIONS, INC., as Grantor

By:	/s/ Wade Smith
Name: Wade Smith
Title: Treasurer

DOLLAR GENERAL INVESTMENT, INC., as Grantor

By:	/s/ Wade Smith
Name: Wade Smith
Title: Treasurer

DOLLAR GENERAL MERCHANDISING, INC., as Grantor

By:	/s/ Wade Smith
Name: Wade Smith
Title: Treasurer

[PERFECTION CERTIFICATE SIGNATURE PAGES]

DOLLAR GENERAL PARTNERS, as Grantor

By:	/s/ Wade Smith
Dollar General Corporations – its authorized general partner
Wade Smith
Treasurer

By:	/s/ Wade Smith
Dollar General Merchandising, Inc. – its general partner
Wade Smith
Treasurer

DGC PROPERTIES OF KENTUCKY LLC, as Grantor

By:	/s/ Wade Smith
Dollar General Partners as sole member
Dollar General Corporation – its authorized general partner
Wade Smith
Treasurer

[PERFECTION CERTIFICATE SIGNATURE PAGES]

Schedule I.A

Legal Names, Organizations, Jurisdictions of Organization and Organizational Identification Numbers

Name of Debtor/Grantor	Type of Organization	Jurisdiction of Organization/Formation	F.E.I.N. / T.I.N.	Organizational Identification Number
Dollar General Corporation	Corporation	Tennessee	61-0502302	Control Number 0351611
DG Retail, LLC	Limited Liability Company	Tennessee	36-4577242	Control Number 0498077
Dolgencorp, Inc.	Corporation	Kentucky	61-0852764	Control Number 0017665
Dolgencorp of New York, Inc.	Corporation	Kentucky	62-1829863	Control Number 0499060
Dolgencorp of Texas, Inc.	Corporation	Kentucky	61-1193136	Control Number 0268821
DG Transportation, Inc.	Corporation	Tennessee	37-1517488	Control Number 0486177
DG Logistics, LLC	Limited Liability Company	Tennessee	62-1805098	Control Number 0381549
DGC Properties LLC	Limited Liability Company	Delaware	36-4498859	Control Number 3530337
South Boston Holdings, Inc.	Corporation	Delaware	20-5220571	Control Number 4179362
Sun-Dollar, L.P.	Limited Partnership	California	95-4629930	199711200016
South Boston FF&E, LLC	Limited Liability Company	Delaware	26-0411224	Control Number 4287970
DG Promotions, Inc.	Corporation	Tennessee	62-1792083	Control Number 0375322
Dollar General Investment, Inc.	Corporation	Delaware	48-1268966	Control Number 3535431
Dollar General Merchandising, Inc.	Corporation	Tennessee	82-0577749	Control Number: 0437967
Dollar General Partners	General Partnership	Kentucky	61-1193137	Control Number 0589039
DGC Properties of Kentucky LLC	Limited Liability Company	Delaware	37-1432210	Control Number 3530336

Schedule I.B

Chief Executive Offices

Name of Debtor/Grantor	Address of Chief Executive Office
Dollar General Corporation	100 Mission Ridge Goodlettsville, TN 37072-2171
DG Retail, LLC	100 Mission Ridge Goodlettsville, TN 37072-2171
Dolgencorp, Inc.	100 Mission Ridge Goodlettsville, TN 37072-2171
Dolgencorp of New York, Inc.	100 Mission Ridge Goodlettsville, TN 37072-2171
Dolgencorp of Texas, Inc.	100 Mission Ridge Goodlettsville, TN 37072-2171
DG Transportation, Inc.	100 Mission Ridge Goodlettsville, TN 37072-2171
DG Logistics, LLC	100 Mission Ridge Goodlettsville, TN 37072-2171
DGC Properties LLC	100 Mission Ridge Goodlettsville, TN 37072-2171
South Boston Holdings, Inc.	100 Mission Ridge Goodlettsville, TN 37072-2171
Sun-Dollar, L.P.	100 Mission Ridge Goodlettsville, TN 37072-2171
South Boston FF&E, LLC	100 Mission Ridge Goodlettsville, TN 37072-2171
DG Promotions, Inc.	100 Mission Ridge Goodlettsville, TN 37072-2171
Dollar General Investment, Inc.	100 Mission Ridge Goodlettsville, TN 37072-2171
Dollar General Merchandising, Inc.	100 Mission Ridge Goodlettsville, TN 37072-2171
Dollar General Partners	100 Mission Ridge Goodlettsville, TN 37072-2171
DGC Properties of Kentucky LLC	100 Mission Ridge Goodlettsville, TN 37072-2171

Schedule I.D

Trade Names/Assumed Names

Debtor/Grantor	Trade/Assumed Name

Dollar General Corporation

DG Retail, LLC

Dolgencorp, Inc.

Dolgencorp of New York, Inc.

Dolgencorp of Texas, Inc.

DG Transportation, Inc.

DG Logistics, LLC

DGC Properties LLC

South Boston Holdings, Inc.

Sun-Dollar, L.P.

South Boston FF&E, LLC

DG Promotions, Inc.

Dollar General Investment, Inc.

Dollar General Merchandising, Inc.

Dollar General Partners

DGC Properties of Kentucky LLC

Dollar General

Debtor/Grantor	Trade/Assumed Name

Dollar General Corporation

DG Retail, LLC

Dolgencorp, Inc.

Dolgencorp of New York, Inc.

Dolgencorp of Texas, Inc.

DG Transportation, Inc.

DG Logistics, LLC

DGC Properties LLC

South Boston Holdings, Inc.

Sun-Dollar, L.P.

South Boston FF&E, LLC

DG Promotions, Inc.

Dollar General Investment, Inc.

Dollar General Merchandising, Inc.

Dollar General Partners

DGC Properties of Kentucky LLC

Dollar General Stores

Schedule I.E

Changes in Names, Jurisdiction of Organization or Corporate Structure

Debtor/Grantor	Date of Change	Description of Change
DG Promotions, Inc.	7/29/2005	Name changed from: Nations Title Company, Inc.
Dollar General Merchandising, Inc.	8/3/2005	Name changed from: Lonestar Administrative Services, Inc.
Dollar General Corporation	9/29/2005	Merger of Dade Lease Management, Inc. into Dollar General Corporation
Dollar General Corporation[1]	9/28/2005	Merger of The Greater Cumberland Insurance Company into Dollar General Financial, Inc.[1]
Dollar General Corporation	9/29/2005	Merger of Dollar General Financial, Inc. into Dollar General Corporation
Dollar General Corporation	9/29/2005	Received all interests of Dollar General Intellectual Property, LP in connection with the latter’s dissolution.
Sun-Dollar, L.P.	1/17/2007	Merger of Dolgen Remainder, LLC into Sun-Dollar, L.P.

1Dollar General Financial, Inc. merged into Dollar General Corporation.

Schedule I.F

Prior Addresses

Debtor/Grantor	Prior Address/City/State/Zip Code
None.

Schedule I.G

Acquisitions of Equity Interests or Assets

Debtor/Grantor	Date of Acquisition	Description of Acquisition

Dollar General Corporation	9/29/2005	Merger of Dade Lease Management, Inc. into Dollar General Corporation
Dollar General Corporation[1]	9/28/2005	Merger of The Greater Cumberland Insurance Company into Dollar General Financial, Inc. [1]
Dollar General Corporation	9/29/2005	Merger of Dollar General Financial, Inc. into Dollar General Corporation
Dollar General Corporation	9/29/2005	Received all interests of Dollar General Intellectual Property, LLP in connection with the latter’s dissolution.
Sun-Dollar, L.P.	1/17/2007	Merger of Dolgen Remainder, LLC into Sun-Dollar, L.P.

Dollar General Corporation and DGC Properties LLC	June 2002	Dollar General acquired DGC Properties LLC from Atlantic Financial in connection with the unwinding of a synthetic lease.
Dollar General Corporation and DGC Properties Kentucky LLC	June 2002	Dollar General acquired DGC Properties Kentucky LLC from Atlantic Financial in connection with the unwinding of a synthetic lease.
DG Transportation, Inc.	10/1/2005	Contribution of Dolgencorp Inc.’s sole membership in DG Logistics, LLC to DG Transportation, Inc.
Dollar General Merchandising, Inc.	10/14/2005	Contribution of Dollar General Corporation’s partnership interests in Dollar General Partners to Dollar General Merchandising, Inc.

Debtor/Grantor	Date of Acquisition	Description of Acquisition
DG Retail, LLC and Dolgencorp, Inc.	10/22/2005	Asset purchase by DG Retail, LLC of certain stores, assets and employees of Dolgencorp, Inc.
Sun-Dollar, L.P.	6/30/2006

Realty Holdings of America, LLC. transferred ownership of Dolgen Remainder, L.L.C. interests to Sun-Dollar L.P..  Sun-Dollar L.P. had owned a leasehold estate while Dolgen Remainder L.L.C. had owned a remainder interest, so simple ownership was created.

Sun-Dollar, L.P.	6/30/2006	Purchase of general partnership interests of Sun-Dollar L.P. from SunAmerica Life Insurance Company; purchase of general partnership interests from Sun-Dollar, Inc.

1Dollar General Financial, Inc. merged into Dollar General Corporation.

Schedule II.A.1

Equity Interests

Grantor	Issuer	Class of Equity Interest	Certificated (Y/N)	Certificate No(s)	Number of Units	Percentage of Issued and Outstanding Units
Dolgencorp, Inc.	South Boston Holdings, Inc.	Common Stock	Y	1	1,000	100%
Dollar General Corporation	Dollar General Merchandising, Inc.	Common Stock	Y	1	1,000	100%
Dollar General Corporation	DG Promotions, Inc.	Common Stock	Y	1	100	100%
Dolgencorp, Inc.	Dolgencorp of Texas, Inc.	Common Stock	Y	1	1,000	100%
Dolgencorp, Inc.	Dolgencorp of New York, Inc.	Common Stock	Y	1	1,000	100%
Dolgencorp, Inc.	DG Transportation, Inc.	Common Stock	Y	1	1,000	100%
Dollar General Corporation	Dolgencorp, Inc.	Common Stock	Y	1	642	100%
Dollar General Corporation	Dollar General Investment, Inc.	Common Stock	Y	1	2,000	100%
Dolgencorp, Inc.	DGC Properties LLC (DE)	1 membership interest	N	-		100%
South Boston Holdings, Inc.; Dolgencorp, Inc.	Sun-Dollar, L.P. (CA)	2 Partnership Interests	N	-	South Boston Holdings, Inc. – 1.00% ownership Dolgencorp, Inc. – 99.00% ownership	100%
Dollar General Corporation	DG Retail LLC (TN)	1 membership interest	N	-		100%
DG Transportation Inc.	DG Logistics LLC (TN)	1 membership interest	N	-		100%

Grantor	Issuer	Class of Equity Interest	Certificated (Y/N)	Certificate No(s)	Number of Units	Percentage of Issued and Outstanding Units
Sun-Dollar, L.P.	South Boston FF&E (DE)	1 membership interest	N	-		100%
Dolgencorp, Inc.; Dollar General Corporation; Dollar General Merchandising, Inc.	Dollar General Partners (KY)	3 Partnership Interests	N	-	Dollar General Corporation – 1.00% ownership Dollar General Merchandising – 99.00% ownership	100%
Dollar General Partners (KY partnership)	DGC Properties of Kentucky, LLC (DE)	1 membership interest	N	-		100%
Dollar General Corporation	Dollar General Global Sourcing Limited (Hong Kong)	Ordinary Shares	Y	4,5	999 of which 650 pledged	99.9% of which 65%pledged
Dollar General Corporation	Ashley River Insurance Company, Inc. (SC)	Common Stock	Y	1	2,000	100%
Dollar General Corporation	DGC Holdings, LLC	1 membership interest	N	-		100%
Dollar General Corporation	Dollar General Literacy Foundation	1 membership interest	N	-		100%

Schedule II.A.2

Debt Securities & Instruments

Issuer of Instrument	Grantor	Principal Amount of Instrument
Dollar General Partners	Dolgencorp, Inc.	$45,592,000
Dolgencorp, Inc.	Dollar General Investment, Inc.	$95,700,000
Dolgencorp, Inc.	Dollar General Investment, Inc.	$284,994,540
Dolgencorp of Texas, Inc.	Dollar General Investment, Inc.	$21,719,882
Dollar General Partners	Dollar General Investment, Inc.	$10,885,995

Schedule II.B

1.

Registered Copyrights and Copyright Applications

Debtor/Grantor	Title	Application/ Registration No.
Dollar General Intellectual Property LP	Dollar General	VA-1-074-378
Dollar General Intellectual Property LP	Birdhouse in the sky	VA-1-084-913
Dollar General Intellectual Property LP	Play ball	VA-1-084-914
Dollar General Intellectual Property LP	Southern magnolia	VA-1-084915
Dollar General Intellectual Property LP	Greater Cumberland logo	VA-1-101-214
Dollar General Intellectual Property LP	Two large magnolias design	VA-1-104-452
Dollar General Intellectual Property LP	Two magnolias within a circle	VAu-332-786
Dollar General Intellectual Property LP	Six magnolias in a ring	VAu-387-072
Dollar General Intellectual Property LP	Two magnolias	VAu-387-073
Dollar General Intellectual Property LP	Four magnolias in a band	VAu-439-205
Dollar General Intellectual Property LP	Two magnolias within a circle	VAu-501-223
Dollar General Intellectual Property LP	Sun & shade, you’ve got it made	VAu-502-998
Dollar General Intellectual Property LP	Iris collection	VAu-515-355
Dollar General Intellectual Property LP	Beautiful day	VAu-515-356
Dollar General Intellectual Property LP	Snowman family	VAu-515-357
Dollar General Intellectual Property LP	Checkered bear design	VAu-515-358
Dollar General Intellectual Property LP	Fish bowl	VAu-515-359
Dollar General Intellectual Property LP	Snow day	VAu-515-360
Dollar General Intellectual Property LP	Weather vane	VAu-515-361
Dollar General Intellectual Property LP	Americana Christmas	VAu-515-362
Dollar General Intellectual Property LP	American flag	VAu-515-363
Dollar General Intellectual Property LP	Summertime watermelon	VAu-515-364

2.

Registered Trademarks and Trademark Applications

A. U.S.

Debtor/Grantor	Title	Serial/ Registration No.
Dollar General Merchandising, Inc.	SAVE TIME. SAVE MONEY. EVERY DAY.	3,217,925
Dollar General Merchandising, Inc.	AMERICAN VALUE	3,174,687
Dollar General Merchandising, Inc.	DOLLAR GENERAL	3,159,752
Dollar General Merchandising, Inc.	DOLLAR GENERAL	3,118,060
Dollar General Merchandising, Inc.	DOLLAR GENERAL AND DESIGN	2,947,983
Dollar General Merchandising, Inc.	DOLLAR GENERAL	2,947,982

Debtor/Grantor	Title	Serial/ Registration No.
Dollar General Merchandising, Inc.	DOLLAR GENERAL	2,947,981
Dollar General Merchandising, Inc.	DOLLAR GENERAL	2,947,979
Dollar General Merchandising, Inc.	DOLLAR GENERAL MARKET	2,912,893
Dollar General Merchandising, Inc.	DOLLAR GENERAL	2,673,316
Dollar General Merchandising, Inc.	KISSY KISSY HUG HUG	2,599,690
Dollar General Merchandising, Inc.	FINE & DANDY	2,522,829
Dollar General Merchandising, Inc.	VICTORIAN BEAUTY	2,576,769
Dollar General Merchandising, Inc.	PREMIER INTERNATIONAL	2,556,093
Dollar General Merchandising, Inc.	SAVE TIME. SAVE MONEY. DOLLAR GENERAL.	2,602,816
Dollar General Merchandising, Inc.	HOLIDAY STYLE	2,614,861
Dollar General Merchandising, Inc.	CLOVER VALLEY	2,679,921
Dollar General Merchandising, Inc.	DG GUARANTEE	2,433,937
Dollar General Merchandising, Inc.	MY PAL	2,412,180
Dollar General Merchandising, Inc.	MY PAL	2,355,987
Dollar General Merchandising, Inc.	DG	2,385,253
Dollar General Merchandising, Inc.	MY PAL BUILDING BLOCKS FOR LITTLE WARDROBES AND DESIGN	2,546,014
Dollar General Merchandising, Inc.	KITCHEN ELEMENTS	2,589,304
Dollar General Merchandising, Inc.	A BETTER LIFE FOR EVERYONE!	2,564,327
Dollar General Merchandising, Inc.	AMERICAN VALUE	2,840,528
Dollar General Merchandising, Inc.	GOT A MINUTE? GET A LOT!	2,534,603
Dollar General Merchandising, Inc.	POWERIZE	2,402,825
Dollar General Merchandising, Inc.	DOLLAR GENERAL EVERY DAY AND DESIGN	2,478,427
Dollar General Merchandising, Inc.	DOLLAR $1 EVERY DAY AND DESIGN	2,443,284

Debtor/Grantor	Title	Serial/ Registration No.
Dollar General Merchandising, Inc.	STOW AWAYS	2,418,285
Dollar General Merchandising Inc.	COUNTRY ELEMENTS	2,517,967

Dollar General Merchandising, Inc.	EZSTORE	78/642,660
Dollar General Merchandising, Inc.	SUNRISE HILL	78/467,058
Dollar General Merchandising, Inc.	DG	2,499,318
Dollar General Merchandising, Inc.	PRO LINE	1,433,962
Dollar General Merchandising, Inc.	DOLLAR GENERAL EVERY DAY	2,478,358
Dollar General Merchandising, Inc.	FAMILY TRADITIONS	2,553,059
Dollar General Merchandising, Inc.	FAMILY TRADITIONS	2.488,144
Dollar General Merchandising, Inc.	DG GUARANTEE	2,702,790
Dollar General Merchandising, Inc.	AMERICAN VALUE	2,654,637
Dollar General Merchandising, Inc.	PREMIER INTERNATIONAL	2,400,609
Dollar General Merchandising, Inc.	CROSSBOW	2,327,189
Dollar General Merchandising, Inc.	CROSSBOW	2,388,304

Dollar General Merchandising, Inc.	PREMIER INTERNATIONAL	2,317,225
Dollar General Merchandising, Inc.	OPEN TRAILS AND DESIGN	2,258,138
Dollar General Merchandising, Inc.	DG	2,130,040
Dollar General Merchandising, Inc.	DOLLAR GENERAL AND DESIGN	1,972,697
Dollar General Merchandising, Inc.	PREMIER INTERNATIONAL	1,705,134
Dollar General Merchandising, Inc.	PENNY LANE	1,726,693
Dollar General Merchandising, Inc.	LAURA KATHERINE	1,735,722
Dollar General Merchandising, Inc.	THE TOWN’S MOST UNUSUAL STORE	1,642,403

Debtor/Grantor	Title	Serial/ Registration No.
Dollar General Merchandising, Inc.	EVERY DAY IS DOLLAR DAY!...AT YOUR DOLLAR GENERAL STORE	1,651,816
Dollar General Merchandising, Inc.	GENERAL STORY	1,494,217
Dollar General Merchandising, Inc.	S STORY	1,493,097
Dollar General Merchandising, Inc.	DOLLAR GENERAL	0,881,060
Dollar General Merchandising, Inc.	UNI-LAB	1,952,315
Dollar General Merchandising, Inc.	OPEN TRAILS	1,752,567
Dollar General Merchandising, Inc.	MY PAL	1,791,692
Dollar General Merchandising, Inc.	OPEN TRAILS	1,424,943
Dollar General Merchandising, Inc.	DOLLAR GENERAL OUR NAME SAYS IT ALL AND DESIGN	2,210,926
Dollar General Merchandising, Inc.	CLOVER VALLEY	2,498,548
Dollar General Merchandising, Inc.	CLOVER VALLEY	833,446

B. Foreign

Debtor/Grantor	Title	Serial/ Registration No.	Country
	DOLLAR GENERAL	1,241,198	Canada
	DOLLAR GENERAL	3,846,573	European Union (CTM)
	DOLLAR GENERAL	2004B01969	Hong Kong
	DOLLAR GENERAL in Chinese Characters	300042443	Hong Kong
	DOLLAR GENERAL	477,587	Mexico
	DOLLAR GENERAL	892,930	Mexico

3.

Material Unregistered Trademarks.

None.

4.

Registered Patents and Patent Applications

None.

4.

Material Exclusive Intellectual Property Licenses.

None.

Schedule II.C

Tangible Personal Property in Possession of Warehousemen and Bailees

None.

Schedule II.D

Tangible Personal Property in Extended Article 9 Transition States and Former Article 9 Jurisdictions

None.

EXHIBIT E

FORM OF PLEDGE AGREEMENT

See Execution Version filed as Exhibit 4.5 to the Company’s Form 8-K dated July 6, 2007 filed with the SEC on July 12, 2007

E-1

EXHIBIT F

FORM OF SECURITY AGREEMENT

See Execution Version filed as Exhibit 4.4 to the Company’s Form 8-K dated July 6, 2007 filed with the SEC on July 12, 2007

F-1

 EXHIBIT G

RESERVED

G-1

EXHIBIT H1

FORM OF LEGAL OPINION OF SIMPSON THACHER & BARTLETT LLP

July 6, 2007

Citicorp North America, Inc., as Administrative
Agent under the Credit Agreement, as hereinafter
defined (the “Administrative Agent”)

and

 The Lenders listed on Schedule I hereto

Re:

Credit Agreement dated as of July 6, 2007 (the “Credit Agreement”), among Dollar General Corporation, a Tennessee corporation (the “Company”), as Borrower, Goldman Sachs Credit Partners L.P., as Syndication Agent, Lehman Commercial Paper Inc. and Wachovia Bank, National Association, as Documentation Agents, certain other lending institutions from time to time parties thereto and the Administrative Agent.

Ladies and Gentlemen:

We have acted as counsel to the Company and the subsidiaries of the Company named on Schedule II attached hereto (the “Schedule II Subsidiary Guarantors”) and Schedule III attached hereto (the “Schedule III Subsidiary Guarantors”; the Company, the Schedule II Subsidiary Guarantors and the Schedule III Subsidiary Guarantors being referred to herein collectively as the “Credit Parties”) in connection with the preparation, execution and delivery of the following documents:

(i)

the Credit Agreement;

(ii)

the Guarantee;

(iii)

the Security Agreement;

(iv)

the Pledge Agreement;

(v)

the mortgages listed on Schedule IV hereto (the “Mortgages”);

(vi)

the Trademark Security Agreement;

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(vii)

the Copyright Security Agreement; and

(viii)

the Intercreditor Agreement.

The documents described in the foregoing clauses (i) through (viii) are collectively referred to herein as the “Credit Documents.”  The documents described in the foregoing clauses (iii) through (viii) are collectively referred to herein as the “Security Documents.” Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.  This opinion is furnished to you pursuant to Section 6.3(a) of the Credit Agreement.

We have examined the following:

(i)

the Credit Agreement, signed by the Company and by the Administrative Agent and certain of the Lenders;

(ii)

each other Credit Document, signed by each Credit Party that is a party thereto;

(iii)

unfiled copies of the financing statements listed on Schedule V hereto (the “Delaware Financing Statements”), naming the Credit Parties indicated on such Schedule V as debtors and the Collateral Agent as secured party, which we understand will be filed in the Office of the Secretary of State of the State of Delaware (the “Delaware Filing Office”); and

(iv)

an unfiled copy of the financing statement listed on Schedule VI hereto (the “California Financing Statement”), naming the Credit Party indicated on such Schedule VI as debtor and the Collateral Agent as secured party, which we understand will be filed in the Office of the Secretary of State of the State of California (the “California Filing Office”).

In addition, we have examined, and have relied as to matters of fact upon, the documents delivered to you at the closing, and upon originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Credit Parties, and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.  As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Credit

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Parties.  In addition, we have relied as to certain matters of fact upon the representations made in the Credit Documents.

In addition, we have assumed that (1) the Credit Parties have rights in the Collateral existing on the date hereof and will have rights in property which becomes Collateral after the date hereof, (2) “value” (as defined in Section 1-201(44) of the Uniform Commercial Code as in effect on the date hereof in the State of New York (the “New York UCC”)) has been given by the Secured Parties (as such term is defined in the Security Agreement) to the Credit Parties for the security interests and other rights in the Collateral and (3) to the extent our opinion in paragraph 13 relates to securities purportedly represented by a certificate and issued by an issuer not organized under the law of one of the States of the United States, such securities are “certificated securities” within the meaning of the New York UCC § 8-102(4).

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.

Each of the Credit Parties (other than the Company and the Schedule III Subsidiary Guarantors as to which we express no opinion) (a) is validly existing and in good standing as a corporation, limited liability company or limited partnership, as the case may be, under the law of the State of Delaware or the State of California, as the case may be, (b) has the corporate power and authority, limited liability company power and authority or partnership power and authority, as the case may be, to execute and deliver each of the Credit Documents to which it is a party, to perform its obligations thereunder and to grant the security interests to be granted by it pursuant to the Security Documents and (c) has duly authorized, executed and delivered each Credit Document to which it is a party.

2.

Assuming that each of the Company and the Schedule III Subsidiary Guarantors (a) is validly existing and in good standing under the law of the jurisdiction in which it is organized, (b) has the power and authority to execute and deliver each of the Credit Documents to which it is a party, to perform its obligations thereunder and to grant the security interests to be granted by it pursuant to the Security Documents and (c) has duly authorized, executed and delivered each Credit Document to which it is a party, each of the Company and the Schedule III Subsidiary Guarantors has duly executed and delivered each Credit Document to which it is a party insofar as the law of the State of New York is concerned.

3.

The execution and delivery by any Credit Party (other than the Company and the Schedule III Subsidiary Guarantors) of the Credit Documents to which it is a party, performance of its payment obligations under such Credit Documents and granting of the security interests to be granted by it pursuant to

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the Security Documents to which it is a party (a) will not result in any violation of (1) the Certificate of Incorporation, Operating Agreement, By-Laws, Limited Liability Company Agreement or Partnership Agreement, as applicable, of such Credit Party or (2) assuming that proceeds of borrowings will be used in accordance with the terms of the Credit Agreement, any Federal, New York or California statute, the Delaware General Corporation Law or the Delaware Limited Liability Company Act or any rule or regulation issued pursuant to any New York, California or Federal statute, the Delaware General Corporation Law or the Delaware Limited Liability Company Act or any order known to us issued by any court or governmental agency or body and (b) will not breach or result in a default under or result in the creation of any lien upon or security interest in any Credit Party’s properties pursuant to the terms of any agreement or instrument identified on Schedule VII hereto.

4.

The execution and delivery by the Company and any of the Schedule III Subsidiary Guarantors of the Credit Documents to which it is a party, performance of its payment obligations thereunder and granting of the security interests to be granted by it pursuant to the Security Documents, and the Company’s borrowings in accordance with the terms of the Credit Documents, (a) will not result in, assuming that proceeds of borrowings will be used in accordance with the terms of the Credit Agreement, any violation of any Federal, New York or California statute or any rule or regulation issued pursuant to any New York, California or Federal statute or any order known to us issued by any New York, California or Federal court or governmental agency or body and (b) will not breach or result in a default under or result in the creation of any lien upon or security interest in any Credit Party’s properties pursuant to the terms of any agreement or instrument identified on Schedule VII attached hereto.

5.

No consent, approval, authorization, order, filing, registration or qualification of or with any Federal, New York or California governmental agency or body or any Delaware governmental agency or body acting pursuant to the Delaware General Corporation Law or the Delaware Limited Liability Company Act is required for the execution and delivery by any Credit Party of the Credit Documents to which it is a party, the borrowings by the Company in accordance with the terms of the Credit Agreement, the performance by the Credit Parties of their respective payment obligations under the Credit Documents or the granting of any security interests under the Security Documents, except filings required for the perfection of security interests granted pursuant to the Security Documents.

6.

Assuming that each of the Credit Documents is a valid and legally binding obligation of each of the parties thereto other than the Credit Parties and assuming that (a) each of the Company and the Schedule III Subsidiary Guarantors is validly existing and in good standing under the law of the jurisdiction in which it is organized and has duly authorized, executed and delivered the Credit Documents to which it is a party in accordance with its organizational documents, (b) execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party do not violate the law of the jurisdiction in which it is organized or any other applicable laws (excepting the

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law of the State of New York, the law of the State of California, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Federal laws of the United States) and (c) execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party do not constitute a breach or violation of any agreement or instrument which is binding upon any Credit Party (except that we do not make the assumption in this clause (c) with respect to the agreements that are the subject of opinion paragraphs 3(b) and 4(b) of this letter), each Credit Document (other than the Mortgages) constitutes the valid and legally binding obligation of each Credit Party which is a party thereto, enforceable against such Credit Party in accordance with its terms.

7.

To our knowledge having made no independent investigation and other than as identified in the Credit Agreement there is no action, suit or proceeding now pending before or by any court, arbitrator or governmental agency, body or official to which any Credit Party is a party or to which the business, assets or property of any Credit Party is subject, and no such action, suit or proceeding is threatened to which any Credit Party would be a party or to which the business, assets or property of any Credit Party would be subject, that in either case questions the validity of the Credit Documents.

8.

No Credit Party is an “investment company” within the meaning of, and subject to regulation under, the Investment Company Act of 1940, as amended.

9.

Assuming that the Company will comply with the provisions of the Credit Agreement relating to the use of proceeds, the execution and delivery of the Credit Agreement by the Company and the making of the Loans under the Credit Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

10.

The Security Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties (as such term is defined in the Security Agreement) a security interest in the Collateral described therein in which a security interest may be created under Article 9 of the New York UCC (collectively, the “Security Agreement Article 9 Collateral”).

11.

The Pledge Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a security interest under the New York UCC in the Collateral described therein in which a security interest may be created under Article 9 of the New York UCC (collectively, the “Pledge Agreement Article 9 Collateral” and together with the Security Agreement Article 9 Collateral, the “Article 9 Collateral”).

12.

Upon the filing in the California Filing Office of the California Financing Statement, the Collateral Agent will have a perfected security interest for the benefit of the Secured Parties in that portion of the Article 9 Collateral in which a security interest is perfected by filing a financing statement in the California Filing Office.

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13.

The Collateral Agent will have a perfected security interest in the investment property (as defined in Section 9-102 of the New York UCC) identified on Schedule 1 to the Pledge Agreement (the “Pledged Securities”) for the benefit of the Secured Parties under the New York UCC upon delivery to the Collateral Agent for the benefit of the Secured Parties in the State of New York of the certificates representing the applicable Pledged Securities in registered form, indorsed in blank by an effective indorsement or accompanied by undated stock powers with respect thereto duly indorsed in blank by an effective indorsement.  Assuming neither the Collateral Agent nor any of the Secured Parties has notice of any adverse claim to the Pledged Securities, the Collateral Agent will acquire the security interest in the Pledged Securities for the benefit of the Secured Parties free of any adverse claim.

Although we express no opinion as to the law of the State of Delaware (other than the Delaware General Corporation Law and the Delaware Limited Liability Company Act), we have reviewed Article 9 of the Uniform Commercial Code in effect in the State of Delaware as set forth in the Commerce Clearing House, Inc. Secured Transactions Guide as supplemented through June 27, 2007 (the “Delaware UCC”) and, based solely on such review, we advise you that (a) the Delaware Financing Statements are in appropriate form for filing in the Delaware Filing Office and (b) upon the filing of the Delaware Financing Statements in the Delaware Filing Office, the Collateral Agent will have a perfected security interest for the benefit of the Secured Parties in that portion of the Article 9 Collateral in which a security interest is perfected by filing a financing statement in the Delaware Filing Office.

Our opinions in paragraphs 6, 10 and 11 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the effects of the possible judicial application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.  Our opinion in paragraph 6 above also is subject to the qualification that certain provisions of the Security Documents may not be enforceable in whole or in part, although the inclusion of such provisions does not render the Security Documents invalid, and the Security Documents and the law of the State of New York contain adequate remedial provisions for the practical realization of the rights and benefits afforded thereby.

Our opinions in paragraphs 10 through 12, and our advice in the second preceding paragraph above, are limited to Article 9 of the New York UCC, the Delaware UCC or the Uniform Commercial Code in effect in the State of California (the “California UCC”), as the

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case may be, and our opinion in paragraph 13 is limited to Articles 8 and 9 of the New York UCC, and, therefore, those opinion and advice paragraphs do not address (i) collateral of a type not subject to Article 9 or 8, as the case may be, of the New York UCC, the Delaware UCC or the California UCC and (ii) what law governs perfection of the security interests granted in the collateral covered by this opinion letter.

Our opinions in paragraphs 3 and 4 are limited with regard to any California statute, law, rule or regulation to such statute, law, rule or regulation that we know that in our experience is typically applicable to transactions of the nature contemplated by the Credit Documents or generally applicable to companies engaged in the same line of business as the relevant Credit Party.

We note that (A) a New York statute provides that with respect to a foreign currency obligation a court of the State of New York shall render a judgment or decree in such foreign currency and such judgment or decree shall be converted into currency of the United States at the rate of exchange prevailing on the date of entry of such judgment or decree and (B) with respect to a foreign currency obligation a United States Federal court in New York may award judgment in United States dollars, provided that we express no opinion as to the rate of exchange such court would apply.

We express no opinion and render no advice with respect to:

(i)

perfection of any security interest in (1) any collateral of a type represented by a certificate of title and (2) any collateral consisting of money or cash equivalents;

(ii)

the effect of § 9-315(a)(2) of the applicable Uniform Commercial Code with respect to any proceeds of Collateral that are not identifiable;

(iii)

perfection of any security interest whose priority is subject to Section 9-334 of the applicable Uniform Commercial Code;

(iv)

the priority of any security interest;

(v)

the effect of Section 552 of the Bankruptcy Code (11 U.S.C. 552) (relating to property acquired by a pledgor after the commencement of a case under the United States Bankruptcy Code with respect to such pledgor) and Section 506(c) of the Bankruptcy Code (11 U.S.C. 506(c)) (relating to certain costs and expenses of a trustee in preserving or disposing of collateral);

(vi)

the effect of any provision of the Credit Documents which is intended to establish any standard other than a standard set forth in the New York UCC as the measure of the

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performance by any party thereto of such party’s obligations of good faith, diligence, reasonableness or care or of the fulfillment of the duties imposed on any secured party with respect to the maintenance, disposition or redemption of collateral, accounting for surplus proceeds of collateral or accepting collateral in discharge of liabilities;

(vii)

the effect of any provision of the Credit Documents which is intended to permit modification thereof only by means of an agreement in writing signed by the parties thereto;

(viii)

the effect of any provision of the Credit Documents insofar as it provides that any Person purchasing a participation from a Lender or other Person may exercise set-off or similar rights with respect to such participation or that any Lender or other Person may exercise set-off or similar rights other than in accordance with applicable law;

(ix)

the effect of any provision of the Credit Documents imposing penalties or forfeitures;

(x)

the enforceability of any provision of any of the Credit Documents to the extent that such provision constitutes a waiver of illegality as a defense to performance of contract obligations; and

(xi)

the effect of any provision of the Credit Documents relating to indemnification or exculpation in connection with violations of any securities laws or relating to indemnification, contribution or exculpation in connection with willful, reckless or criminal acts or gross negligence of the indemnified or exculpated Person or the Person receiving contribution.

With respect to matters of Tennessee law, we understand that you are relying on the opinion of Neal and Harwell, PLC dated the date hereof, and with respect to matters of Kentucky law, we understand that you are relying on the opinion of Frost Brown & Todd LLC dated the date hereof.

In connection with the provisions of the Credit Documents whereby the parties submit to the jurisdiction of the courts of the United States of America located in the State of New York, we note the limitations of 28 U.S.C. §§ 1331 and 1332 on subject matter jurisdiction of the Federal courts.  In connection with the provisions of the Credit Documents which relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under NYCPLR § 510 a New York State court may have discretion to transfer the place of trial, and under 28 U.S.C. § 1404(a) a United States District Court has discretion to transfer an action from one Federal court to another.

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We do not express any opinion herein concerning any law other than the law of the State of New York, the law of the State of California, the Federal law of the United States, the Delaware General Corporation Law and the Delaware Limited Liability Company Act.

This opinion letter is rendered to you in connection with the above described transactions.  This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent; provided that this opinion may be furnished to, but not relied upon by, (i) any person that purchases an interest or a participation in the Loans and (ii) any auditor or regulatory authority having jurisdiction over a Lender or otherwise pursuant to court order or judicial process.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

H1-9

Schedule I

The Lenders

KKR Financial

Babson

Highland

Duquesne

GLG

Stone Tower

Farallon

ING Pilgrim

Oak Hill

Blue Mountain

Van Kampen

Lehman GPS

Citi GSSG

Angelo Gordon

Societe General Strategic Credit

General Electric

Bank of America

Suntrust Bank

Northwestern Mutual

Dune Capital

Franklin

Istar

Marathon

BofA Securities

Oaktree

Fore

Hatford

DA Capital

DB Prop

Western Asset Management Co.

Post Advisory

Sandelman

PSAM

Staneifl CLO

Carlyle

EOS

Fortress

SinoPac

Canyon

Airlie

Nomura

Kingsland

Mountain

Morgan Stanley Investment Management

National City

Global Securities

Pangea

SVP

H1-10

Credit Suisse Alternative Investments

KBC AIM

Advent

One East

American Money

Westgate Horizons

Par IV

Fraser Sullivan

Wellington

ABN Strategic Credit

Nicholas Applegate

AIG

Deutsche Bank Asset Management

Ellington

Brigade

Bank of America

Cedarview

Greenwich Capital

Latigo

Credit Suisse International

Deutsche Bank Integrated Credit

Gordon Brothers

Lehman Prop

Orix

Amida

Madison Square Capital

JP Morgan High Yield

Rabo Funds

LBC Credit

Navigare

40/86

Collineo

Princeton Advisory

Tall Tree

UBS O'Conor

WestLB/Brightwater

Teak Hill

Drake

UBS GCS

Camulos

Wells Fargo Prop

Forest

Linden

Brencourt

Morgan Stanley SSG

Polygon

SAC

The CIT Group/Business Credit

Wachovia Capital Markets, LLC

Citigroup Global Markets

Goldman Sachs Credit Partners L.P.

Lehman Commercial Paper, Inc.

H1-11

Schedule II

Schedule II Subsidiary Guarantors

Entity Name	Jurisdiction of Incorporation or Organization
DGC Properties LLC	Delaware
South Boston Holdings, Inc.	Delaware
Sun-Dollar, L.P.	California
South Boston FF&E, LLC	Delaware
Dollar General Investment, Inc.	Delaware
DGC Properties of Kentucky LLC	Delaware

H1-12

Schedule III

Schedule III Subsidiary Guarantors

Entity Name	Jurisdiction of Incorporation or Organization
DG Retail, LLC	Tennessee
Dolgencorp, Inc.	Kentucky
Dolgencorp of New York, Inc.	Kentucky
Dolgencorp of Texas, Inc.	Kentucky
DG Transportation, Inc.	Tennessee
DG Logistics, LLC	Tennessee
DG Promotions, Inc.	Tennessee
Dollar General Merchandising, Inc.	Tennessee
Dollar General Partners	Kentucky

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Schedule IV

MORTGAGES

Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, by and from, Dolgencorp, Inc. Mortgagor, to Citigroup North America, Inc., as Administrative Agent and as Collateral Agent, Mortgagee, dated as of July 6, 2007, concerning the property located at 17815 Peggy Road, Alachua, Florida

Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, by and from Dolgencorp, Inc. Mortgagor to Citigroup North America, Inc., as Administrative Agent and as Collateral Agent, Mortgagee, dated as of July 6, 2007, concerning the property located at 427 Beech Street, Scottsville, Kentucky

Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing by and from Sun-Dollar, L.P., Grantor to Citigroup North America, Inc., as Administrative Agent and as Collateral Agent, as Administrative Agent, Beneficiary, dated as of July 6, 2007, concerning the property located at 3207 Philpot Road, South Boston, Virginia

Deed of Trust, Security Agreement, Assignment of Rents and Leases and Fixture Filing by and from Dollar General Corporation, Grantor and borrower to Citigroup North America, Inc., as Administrative Agent and as Collateral Agent, as Administrative Agent, Beneficiary, dated as of July 6, 2007, concerning the property located at 100 Mission Ridge, Goodlettsville, Tennessee

Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, by and from Dolgencorp, Inc. Mortgagor to Citigroup North America, Inc., as Administrative Agent and as Collateral Agent, Mortgagee, dated as of  July 6, 2007, concerning the property located at 5575 East Dollar General Way, Marion, Indiana

Open End Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, by and from DGC Properties LLC, Mortgagor to Citigroup North America, Inc., as Administrative Agent and as Collateral Agent, Mortgagee, dated as of July 6, 2007, concerning the property located at 2505 East Pointe Drive, Zanesville, Ohio

Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing, by and from Dolgencorp, Inc., Mortgagor to Citigroup North America, Inc., as Administrative Agent and as Collateral Agent, Mortgagee, dated as of July 6, 2007, concerning the property located at 1451 Spartanburg Highway, Jonesville, South Carolina

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Schedule V

DELAWARE FINANCING STATEMENTS

The following financing statements on form UCC-1, naming the Person listed below as debtor and the Collateral Agent as secured party for the benefit of the Secured Parties, to be filed in the offices listed opposite the name of such party:

DEBTOR	FILING OFFICE
DGC Properties LLC	Delaware SOS
South Boston Holdings, Inc.	Delaware SOS
South Boston FF&E, LLC	Delaware SOS
Dollar General Investment, Inc.	Delaware SOS
DGC Properties of Kentucky LLC	Delaware SOS

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Schedule VI

California Financing Statement

The following financing statement on form UCC-1, naming the Person listed below as debtor and the Collateral Agent as secured party for the benefit of the Secured Parties, to be filed in the offices listed opposite the name of such party:

DEBTOR	FILING OFFICE
Sun-Dollar, L.P.	California SOS

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Schedule VII

Senior Indenture, dated July 6, 2006, among Buck Acquisition Corp., Dollar General Corporation, the guarantors named therein and Well Fargo Bank, N.A., as Trustee.

Senior Subordinated Indenture, dated July 6, 2006, among Buck Acquisition Corp., Dollar General Corporation, the guarantors named therein and Well Fargo Bank, N.A., as Trustee.

Registration Rights Agreement, dated July 6, 2006, among Buck Acquisition Corp., Dollar General Corporation, the guarantors named therein and the initial purchasers named therein.

Purchase Agreement, dated June 28, 2006, among Buck Acquisition Corp. and the initial purchasers named therein.

Joinder Agreement, dated July 6, 2006, among Dollar General Corporation, Buck Acquisition Corp., the guarantors named therein and the initial purchasers named therein.

Indenture, as amended or supplemented, dated as of June 21, 2000, among Dollar General Corporation, the guarantors named therein and U.S. Bank National Association (successor to Wachovia Bank, National Association, formerly known as First Union National Bank).

Agreement and Plan of Merger, dated as of March 11, 2007, by and among Buck Holdings, L.P., Buck Acquisition Corp and Dollar General Corporation.

Registration Rights Agreement, dated as of July 6, 2007, by and among Buck Holdings, L.P., Buck Holdings, LLC and each of the parties thereto.

Management Stockholders' Agreement, dated as of July 6, 2007, among Dollar General Corporation, Buck Holdings, L.P. and the stockholders a party thereto.

Stock Option Agreements, dated as of July 6, 2007, between Dollar General Corporation and each of David Beré, David Tehle, Beryl Buley, Kathleen Guion, Susan Lanigan, Challis Lowe, Wayne Gibson, Anita Elliot, Gayle Aertker, Bruce Ash, Lloyd Davis, Tom Mitchell, Jeff Sims, Jim Thorpe, Rita Branham, Jeff Rice, Spencer Ferebee, Lee Bandlow, Anthony Roden, Rick McNeely, Wade Smith, Bryan Wheeler, Keith Reynolds, Dennis Zimmerman, John Cosma, Tom Drugan, Dan Richardson, Jeff Owen, Lee Downing, Karen Sensabaugh, Michael Buxton, Bill Bass, Rod West, Tim Money.

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EXHIBIT H2

FORM OF LEGAL OPINION OF GENERAL COUNSEL

July 6, 2007

Citicorp North America, Inc., as Administrative
Agent under the Credit Agreement, as hereinafter
defined (the “Administrative Agent”)

and

 The Lenders listed on Schedule I hereto

Re:

Credit Agreement dated as of July 6, 2007 (the “Credit Agreement”), among Dollar General Corporation, a Tennessee corporation (the “Company”), as Borrower, Goldman Sachs Credit Partners L.P., as Syndication Agent, Lehman Commercial Paper Inc. and Wachovia Bank, National Association, as Documentation Agents, certain other lending institutions from time to time parties thereto and the Administrative Agent.

Ladies and Gentlemen:

I am general counsel of the Company and the subsidiaries of the Company named on Schedule II attached hereto (the “Subsidiary Guarantor”; the Company and the Subsidiary Guarantors being referred to herein collectively as the “Credit Parties”) in connection with the preparation, execution and delivery of the following documents:

(i)

the Credit Agreement;

(ii)

the Guarantee;

(iii)

the Security Agreement;

(iv)

the Pledge Agreement;

(v)

the mortgages listed on Schedule III hereto (the “Mortgates”);

(vi)

the Trademark Security Agreement;

(vii)

the Copyright Security Agreement; and

(viii)

the Intercreditor Agreement.

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2

The documents described in the foregoing clauses (i) through (viii) are collectively referred to herein as the “Credit Documents.”  Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.  This opinion is furnished to you pursuant to Section 6.3(b) of the Credit Agreement.

In connection with this opinion, I have examined the following:

(i)

the Credit Agreement, signed by the Company and by the Administrative Agent and certain of the Lenders; and

(ii)

each other Credit Document, signed by each Credit Party that is a party thereto.

In addition, I have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Credit Parties, and have made such other investigations, as I have deemed relevant and necessary in connection with the opinions hereinafter set forth.  As to questions of fact material to this opinion, I have relied upon certificates of public officials and of officers and representatives of the Credit Parties.  In addition, I have examined, and have relied as to certain matters of fact upon the representations made in the Credit Documents.

To the extent it may be relevant to the opinions expressed herein, I have assumed that the Credit Documents have been duly authorized, executed and delivered by, and constitute legal, valid and binding obligations of, the parties thereto other than the Credit Parties.

In basing certain of the opinions expressed below on “my knowledge” the words “my knowledge” or “have knowledge” signify that, in the course of my representation of the Credit Parties as aforesaid, no information has come to my attention that has given me actual knowledge that any such opinions are not accurate or that any of the documents, certificates and information on which I have relied in expressing any such opinions are not true and complete in all material respects. The phrase “my knowledge” and “have knowledge” are each limited to my actual knowledge.

Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, I am of the opinion that:

1.

The execution and delivery by any Credit Party of the Credit Documents to which it is a party, performance of its payment obligations under

H2-2

3

such Credit Documents and granting of the security interests to be granted by it pursuant to the Security Documents, and the Company’s borrowings in accordance with the terms of the Credit Documents will not breach or result in a default under or result in the creation of any lien upon or security interest in any of the property or assets of such Credit Party (other than Liens created under the Credit Documents or Liens subject to the Intercreditor Agreement) pursuant to the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which it or any of its property or assets is bound, other than (x) any such breach, default, lien or security interest that could not reasonably be expected to result in a Material Adverse Effect or (y) as disclosed in Schedule 8.3 to the Credit Agreement.  My opinion in this paragraph 1 is limited to those material indentures, loan agreements, lease agreements, mortgages, deeds of trust, agreements and other material instruments of which I have knowledge.

2.

To my knowledge, other than as identified in Schedule 8.4 to the Credit Agreement and the Credit Agreement, there is no action, suit or proceeding now pending before or by any court, arbitrator or governmental agency, body or official to which any Credit Party is a party or to which the business, assets or property of any Credit Party is subject, and, to my knowledge, no action, suit or proceeding is currently threatened to which any Credit Party would be a party or to which the business, assets or property of any Credit Party would be subject, that, in either case, could reasonably be expected to result in a Material Adverse Effect.

I express no opinion with respect to:

(i)

the validity, binding effect or enforceability of any of the Credit Documents or any provision thereof; and

(ii)

any matter not specifically stated to be and numbered as an opinion herein.

I am admitted in the State of Tennessee, and the foregoing opinions are limited to the law of the State of Tennessee and the Federal law of the United States.  I express no opinion as to any other laws or regulations.

This opinion letter is rendered to you solely in connection with the above described transactions and are as of the date hereof. This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without my prior written consent. This opinion may be furnished to, but not relied upon by, (i) any person that purchases an interest or a participation in the Loans and (ii) any auditor or regulatory authority having jurisdiction over a Lender or otherwise pursuant to court order or judicial process.  I assume no obligation to update or supplement the opinions expressed herein

H2-3

4

to reflect any facts or circumstances that may hereafter come to my attention or any change in laws that may hereafter occur.

Very truly yours,

/s/ S. Lanigan

Susan S. Lanigan

H2-4

Schedule I

The Lenders

KKR Financial

Babson

Highland

Duquesne

GLG

Stone Tower

Farallon

ING Pilgrim

Oak Hill

Blue Mountain

Van Kampen

Lehman GPS

Citi GSSG

Angelo Gordon

Societe General Strategic Credit

General Electric

Bank of America

Suntmst Bank

Northwestern Mutual

Dune Capital

Franklin

Istar

Marathon

BofA Securities

Oaktree

Fore

Hatford

DA Capital

DB Prop

Western Asset Management Co.

Post Advisory

Sandelman

PSAM

Staneifl CLO

Carlyle

EOS

Fortress

SinoPac

Canyon

Airlie

Nomura

Kingsland

Mountain

Morgan Stanley Investment Management

National City

Global Securities

Pangea

SVP

H2-5

Credit Suisse Alternative Investments

KBC AIM

Advent

One East

American Money

Westgate Horizons

Par IV

Fraser Sullivan

Wellington

ABN Strategic Credit

Nicholas Applegate

AIG

Deutsche Bank Asset Management

Ellington

Brigade

Bank of America

Cedarview

Greenwich Capital

Latigo

Credit Suisse International

Deutsche Bank Integrated Credit

Gordon Brothers

Lehman Prop

Orix

Amida

Madison Square Capital

JP Morgan High Yield

Rabo Funds

LBC Credit

Navigate

40/86

Collineo

Princeton Advisory

Tall Tree

UBS O’Conor

WestLB/Brightwater

Teak Hill

Drake

UBS GCS

Camulos

Wells Fargo Prop

Forest

Linden

Brencourt

Morgan Stanley SSG

Polygon

SAC

The CIT Group/Business Credit

Wachovia Capital Markets, LLC

Citigroup Global Markets

Goldman Sachs Credit Partners L.P.

Lehman Commercial Paper, Inc.

H2-6

Schedule II

Subsidiary Guarantors

DGC Properties LLC

South Boston Holdings, Inc.

Sun-Dollar, L.P.

South Boston FF&E, LLC

Dollar General Investment, Inc.

DGC Properties of Kentucky LLC

DG Retail, LLC

Dolgencorp, Inc.

Dolgencorp of New York, Inc.

Dolgencorp of Texas, Inc.

DG Transportation, Inc.

DG Logistics, LLC

DG Promotions, Inc.

Dollar General Merchandising, Inc.

Dollar General Partners

H2-7

Schedule III

Mortgages

[TO COME]

H2-8

EXHIBIT I

FORM OF CREDIT PARTY CLOSING CERTIFICATE

July 6, 2007

Reference is made to the Credit Agreement, dated as of July 6, 2007 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among Dollar General Corporation, a Tennessee corporation (the “Borrower”), the lending institutions from time to time party thereto (each, a “Lender” and, collectively the “Lenders”), Citicorp North America, Inc., as Administrative Agent and Collateral Agent, Goldman Sachs Credit Partners L.P., as Syndication Agent, Lehman Commercial Paper Inc. and Wachovia Bank, National Association, as Documentation Agents, and Goldman Sachs Credit Partners L.P., Citigroup Global Markets Inc., Lehman Brothers Inc. and Wachovia Capital Markets, LLC, as Joint Lead Arrangers and Bookrunners. Terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement.

1.

The undersigned [

], Executive Vice-President and Chief Financial Officer of each of the entities listed on Annex I hereto and President of each of the entities listed on Annex II hereto (each entity, a “Certifying Credit Party”), solely in his capacity as Executive Vice-President and Chief Financial Officer or President, as the case may be, of the Certifying Credit Party and not individually, hereby certifies as follows:

(a)

The representations and warranties made by each Certifying Credit Party in each of the Credit Documents, in each case as they relate to such Certifying Credit Party on the date hereof, are true and correct in all material respects on and as of the date hereof; and

(b)

[

] is the duly elected and qualified Assistant Secretary of each Certifying Credit Party and the signature set forth on the signature line for such officer below is such officer’s true and genuine signature, and such officer is duly authorized to execute and deliver on behalf of each Certifying Credit Party each Credit Document to which it is a party and any certificate or other document to be delivered by such Certifying Credit Party pursuant to the Credit Documents; and

2.

The undersigned Assistant Secretary of each Certifying Credit Party, solely in his capacity as Assistant Secretary of the Certifying Credit Party and not individually, hereby certifies as follows:

(a)

There are no liquidation or dissolution proceedings pending or to my knowledge threatened against any Certifying Credit Party, nor to my knowledge has any other event occurred affecting or threatening the corporate existence of any Certifying Credit Party;

(b)

Each Certifying Credit Party is a corporation, limited liability company or general or limited partnership, as applicable, duly organized or incorporated, as the case may be, validly existing and in good standing under the laws of the state of its incorporation, formation or the equivalent, as applicable;

(c)

Attached hereto as Exhibit A is a complete and correct copy of the resolutions duly adopted by the Board of Directors, Sole Member, Managing Member, Manager,

general partner or equivalent body, as applicable, (or a duly authorized committee thereof) of each Certifying Credit Party on July 6, 2007 authorizing the execution, delivery and performance of the Credit Documents (and any agreements relating thereto) to which it is a party; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such resolutions are the only corporate proceedings of any Certifying Credit Party now in force relating to or affecting the matters referred to therein;

(d)

Attached hereto as Exhibit B is a true and complete copy of the charter, articles of incorporation, certificate of incorporation, certificate of formation or equivalent document, as applicable, of each Certifying Credit Party certified by the Secretary of the state of its incorporation, formation or the equivalent, as applicable, as of a recent date, as in effect at all times since the date shown on the attached certificate;

(e)

Attached hereto as Exhibit C is a true and complete copy of the by-laws, operating agreement, limited liability company agreement, partnership agreement or equivalent document, as applicable, of each Certifying Credit Party as in effect at all times since the adoption thereof to and including the date hereof; and

(f)

The following persons are now duly elected and qualified officers of each Certifying Credit Party holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of each Certifying Credit Party each Credit Document to which it is a party and any certificate or other document to be delivered by such Certifying Credit Party pursuant to such Credit Documents:

Name	Office	Signature

[ ]	Executive Vice-President and Chief Financial Officer of the entities listed on Annex I hereto; President of the entities listed on Annex II hereto
[ ]	Senior Vice President and Controller of the entities listed on Annex I hereto; Vice President and Controller of the entities listed on Annex II hereto
[ ]	Treasurer
[ ]	Assistant Secretary

DOLLAR GENERAL SUBSIDIARIES

Term Incumbency Certificate

IN WITNESS WHEREOF, the undersigned have hereto set our names as of the date set forth above.

Name:	[ ]	Name:	[ ]
Title:	Executive Vice-President and	Title:	Assistant Secretary
Chief Financial Officer of the
entities listed on Annex I hereto;
President of the entities listed on Annex II hereto

DOLLAR GENERAL SUBSIDIARIES

ABL Closing Certificate

ANNEX I

TO CLOSING CERTIFICATE

CERTIFYING CREDIT PARTIES

[                ]

DOLLAR GENERAL SUBSIDIARIES

Term Closing Certificate

ANNEX II

TO CLOSING CERTIFICATE

CERTIFYING CREDIT PARTIES

[                ]

DOLLAR GENERAL SUBSIDIARIES

Term Closing Certificate

EXHIBIT J

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

This Assignment and Acceptance Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and accepts from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters or credit) (the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1 Select

1.	Assignor:	_____________________
2.	Assignee:	_____________________ [and is an Affiliate/Approved Fund1]
3.	Borrower:	Dollar General Corporation
4.	Administrative Agent:	Citicorp North America, Inc., as Administrative Agent under the Credit Agreement (as defined below).
5.	Credit Agreement:

The $2,300,000,000 Credit Agreement dated as of July 6, 2007 (as amended, replaced, amended and restated, supplemented or otherwise modified from time to time, the “Credit
Agreement”), among DOLLAR GENERAL CORPORATION,
a Tennessee corporation (the “Borrower”), the Lenders party thereto from time to time (such term and each other capitalized term used but not defined herein having the meaning given to it in Section 1 of the Credit Agreement), GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent, CITICORP NORTH AMERICA, INC., as Administrative Agent and Collateral Agent, GOLDMAN SACHS CREDIT PARTNERS L.P., CITIGROUP GLOBAL MARKETS INC., LEHMAN

1Select as applicable

BROTHERS INC. and WACHOVIA CAPITAL MARKETS, LLC, as Joint Lead Arrangers and Bookrunners, and LEHMAN COMMERCIAL PAPER INC. and WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agents.

6.

Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
Tranche B-1 Term Loans	$______________	$______________	____________%
Tranche B-2 Term Loans	$______________	$______________	____________%

Effective Date: ______________, 20__ [TO BE INSERTED BY ADMINISTRATIVE  AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7.

  Notice and Wire Instructions:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]
Notices:	Notices:

Attention:	Attention:
Telecopier:	Telecopier:
with a copy to:	with a copy to:

Attention:	Attention:
Telecopier:	Telecopier:
Wire Instructions:	Wire Instructions:

The terms set forth in this Assignment are hereby agreed to:

2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

ASSIGNOR [NAME OF ASSIGNOR] By:_______________________ Title: ASSIGNEE [NAME OF ASSIGNEE] By:_______________________ Title:

Consented to and Accepted:

CITICORP NORTH AMERICA, INC.

 as Administrative Agent

By:_______________________

Title:

[Consented to:]3

DOLLAR GENERAL CORPORATION

By:_______________________

Title:

3 To be executed by Borrower to the extent consent is required under Section 13.6(b) of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ACCEPTANCE AGREEMENT

1.

Representations and Warranties.

1.1

Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other  instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Credit Documents”), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2

Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (iv) if it is a Non-U.S. Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.

Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.

General Provisions.  This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment.  This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof.

EXHIBIT K

FORM OF PROMISSORY NOTE

New York

$                       [__________], 20[__]

FOR VALUE RECEIVED, the undersigned, DOLLAR GENERAL CORPORATION, a Tennessee corporation (the “Borrower”), hereby unconditionally promises to pay to the order of [Lender] or its registered assigns (the “Lender”), at the Administrative Agent’s Office or such other place as CITICORP NORTH AMERICA, INC. (the “Administrative Agent”) shall have specified, in Dollars and in immediately available funds, in accordance with Section 5.3 of the Credit Agreement (as defined below; capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement) on the [Tranche B Term Loan Maturity Date for the Tranche B Term Loans] [New Term Loan Maturity Date for the Series [__] New Term Loans], the principal amount of [______] US Dollars ($[___]) or, if less, the aggregate unpaid principal amount of all [Tranche B-1] [Tranche B-2] Term Loans [Series [__] New Term Loans], if any, made by the Lender to the Borrower pursuant to the Credit Agreement.  The Borrower further unconditionally promises to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates per annum and on the dates specified in Section 2.8 of the Credit Agreement and in the applicable Joinder Agreement.

This Promissory Note is one of the promissory notes referred to in Section 13.6 of the Credit Agreement, dated as of July 6, 2007 (as amended, replaced, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among DOLLAR GENERAL CORPORATION, a Tennessee corporation (the “Borrower”), the Lenders party thereto from time to time (such term and each other capitalized term used but not defined herein having the meaning given to it in Section 1 of the Credit Agreement), GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent, CITICORP NORTH AMERICA, INC., as Administrative Agent and Collateral Agent, GOLDMAN SACHS CREDIT PARTNERS L.P., CITIGROUP GLOBAL MARKETS INC., LEHMAN BROTHERS INC. and WACHOVIA CAPITAL MARKETS, LLC, as Joint Lead Arrangers and Bookrunners, and LEHMAN COMMERCIAL PAPER INC. and WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agents.  This Promissory Note is subject to, and the Lender is entitled to the benefits of, the provisions of the Credit Agreement, and the [Tranche B-1] [Tranche B-2] Term Loans [Series [__] New Term Loans] evidenced hereby are guaranteed and secured as provided therein and in the other Credit Documents.  The [Tranche B-1] [Tranche B-2] Term Loans [Series [__] New Term Loans] evidenced hereby are subject to prepayment prior to the [Tranche B Term Loan Maturity Date for Tranche B Term Loans] [New Term Loan Maturity Date for Series [__] New Term Loans], in whole or in part, as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Promissory Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive diligence, presentment, demand, protest and notice of any kind whatsoever in connection with this Promissory Note.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or the Lender, any right, remedy, power or privilege hereunder or under the Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or

K-1

further exercise thereof or the exercise of any other right, remedy, power or privilege.  A waiver by the Administrative Agent or the Lender of any right, remedy, power or privilege hereunder or under any Credit Document on any one occasion shall not be construed as a bar to any right or remedy that the Administrative Agent or the Lender would otherwise have on any future occasion.  The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights, remedies, powers and privileges provided by law.

All payments in respect of the principal of and interest on this Promissory Note shall be made to the Person recorded in the Register as the holder of this Promissory Note, as described more fully in Section 2.5 of the Credit Agreement, and such Person shall be treated as the Lender hereunder for all purposes of the Credit Agreement.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

DOLLAR GENERAL CORPORATION

By:
Name:
Title:

K-2

EXHIBIT L

JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of

      ,       (this “Agreement”), by and among [NEW LENDERS] (each a “Lender” and collectively the “Lenders”), DOLLAR GENERAL CORPORATION, a Tennessee corporation (the “Borrower”), the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent, CITICORP NORTH AMERICA, INC., as Administrative Agent and Collateral Agent, CITIGROUP GLOBAL MARKETS INC., LEHMAN BROTHERS INC. and WACHOVIA CAPITAL MARKETS, LLC, as Joint Lead Arrangers and Bookrunners, and LEHMAN COMMERCIAL PAPER INC. and WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agents.

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of July 6, 2007, (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement’’; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among DOLLAR GENERAL CORPORATION, a Tennessee corporation (the “Borrower”), the Lenders party thereto from time to time, GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent, CITICORP NORTH AMERICA, INC., as Administrative Agent and Collateral Agent, GOLDMAN SACHS CREDIT PARTNERS L.P., CITIGROUP GLOBAL MARKETS INC. and LEHMAN BROTHERS INC., as Joint Lead Arrangers and Bookrunners, and LEHMAN COMMERCIAL PAPER INC. and WACHOVIA BANK, NATIONAL ASSOCIATION, as Documentation Agents.

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may provide New Term Loan Commitments by entering into one or more Joinder Agreements with the New Term Loan Lenders, as applicable.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each Lender party hereto hereby agrees to commit to provide its respective Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

Each Lender (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder Agreement (this “Agreement”); (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Syndication Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Syndication Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Each Lender hereby agrees to make its Commitment on the following terms and conditions:

1.

Applicable Margin.  The Applicable Margin for each Series [__] New Term Loan shall mean, as of any date of determination, [___]% per annum

2.

Principal Payments.  Borrower shall make principal payments on the Series [__] New Term Loans in installments on the dates and in the amounts set forth below:

(A) Payment Date	(B) Scheduled Repayment of Series [__] New Term Loans
$__________
$__________
$__________
$__________
$__________
$__________
$__________
$__________
$__________
$__________
$__________
$__________
$__________
$__________
TOTAL	$__________

3.

Voluntary and Mandatory Prepayments.  Scheduled installments of principal of the [Series [__]] New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the [Series [__]] New Term Loans in accordance with Sections 5.1 and 5.2 of the Credit Agreement respectively.

4.

Prepayment Fees.  Borrower agrees to pay to each [New Term Loan Lender] the following prepayment fees, if any: [__________].

5.

Other Fees.  Borrower agrees to pay each New Term Loan Lender its Pro Rata Share of an aggregate fee equal to [________ __, ____] on [_________ __, ____].

6.

Proposed Borrowing.  This Agreement represents Borrower’s request to borrow [Series [__] New Term Loans] from New Term Loan Lender as follows (the “Proposed Borrowing”):

a.

Business Day of Proposed Borrowing:  ___________, ____

b.

Amount of Proposed Borrowing:  $___________________

c.

Interest rate option:

☐

a.  ABR rate Loan(s)

☐

b.  Eurodollar Rate Loans

     with an initial Interest

     Period of ____ month(s)

7.

[New Lenders.  Each New Term Loan Lender acknowledges and agrees that upon its execution of this Agreement and the making of New Term Loans Series ___ New Term Loans that such New Term Loan Lender shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.]1

8.

Credit Agreement Governs.  Except as set forth in this Agreement, Series [__] New Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Credit Documents.

9.

Borrower’s Certifications.  By its execution of this Agreement, the undersigned officer, to the best of his or her knowledge, and Borrower hereby certify that:

i.

The representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;

1 Insert bracketed language if the lending institution is not already a Lender.

ii.

No event has occurred and is continuing or would result from the consummation of the Proposed Borrowing contemplated hereby that would constitute a Default or an Event of Default; and

iii.

Borrower has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof.

10.

Borrower Covenants.  By its execution of this Agreement, Borrower hereby covenants that it shall deliver or cause to be delivered the following legal opinions and documents: the legal opinion of       , together with all other legal opinions and other documents reasonably requested by Administrative Agent in connection with this Agreement.

11.

Notice.  For purposes of the Credit Agreement, the initial notice address of each New Term Loan Lender shall be as set forth below its signature below.

12.

Tax Forms.  For each New Term Loan Lender, delivered herewith to Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Term Loan Lender may be required to deliver to Administrative Agent pursuant to Section 5.4 of the Credit Agreement.

13.

Recordation of the New Loans.  Upon execution and delivery hereof, Administrative Agent will record the Series [__] New Term Loans made by New Term Loan Lenders in the Register.

14.

Amendment, Modification and Waiver.  This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

15.

Entire Agreement.  This Agreement, the Credit Agreement and  the other Credit Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

16.

GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

17.

Severability.  Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

18.

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

SCHEDULE A

TO JOINDER AGREEMENT

Name of Lender	Type of Commitment	Amount
[___________________]	New Term Loan Commitment	$________________

Total: $_________________

SCHEDULE A-1